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As filed with the Securities and Exchange Commission on June 27, 2003

Registration No. 333-102115

SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

Post-Effective Amendment No. 1
FORM S-4
REGISTRATION STATEMENT
UNDER
THE SECURITIES ACT OF 1933

CARDIOTECH INTERNATIONAL, INC.
(Exact name of registrant as specified in its charter)

MASSACHUSETTS	2834	04-3186647
(State or other jurisdiction of incorporation or organization)	(Primary Standard Industrial Classification Code Number)	(I.R.S. Employer Identification No.)

78-E Olympia Ave.
WOBURN, MASSACHUSETTS 01801
(781) 933-4772
(Address, including zip code, and telephone number, including area code, of registrant's principal executive offices)

DR. MICHAEL SZYCHER
CHAIRMAN AND CHIEF EXECUTIVE OFFICER
CARDIOTECH INTERNATIONAL, INC.
78-E Olympia Ave.
WOBURN, MASSACHUSETTS 01801
(781) 933-4772
(Name, address, including zip code, and telephone number, including area code, of agent for service)

Copies to:

DAVID SELENGUT, ESQ.
ELLENOFF GROSSMAN & SCHOLE LLP
370 Lexington Avenue
NEW YORK, NY 10017
(212) 370-1300

APPROXIMATE DATE OF COMMENCEMENT OF PROPOSED SALE TO THE PUBLIC:
From time to time after the filing of this Amendment

        If the securities being registered on this Form are to be offered in connection with the formation of a holding company and there is compliance with General Instruction G, check the following box.    ☐

        If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.    ☐

        If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.    ☐

 Registration No. 333-102115

1,900,513 SHARES

CARDIOTECH INTERNATIONAL, INC.

COMMON STOCK,
$0.01 PAR VALUE

This prospectus relates to the offering for resale of CardioTech International, Inc. common stock. In this prospectus, the terms "CardioTech," "we," or "us" will each refer to CardioTech International, Inc. The shares of common stock being offered were issued to the selling securityholders in exchange for shares of Gish Biomedical, Inc. common stock in connection with CardioTech's acquisition of Gish Biomedical, Inc. This prospectus will be used by selling securityholders to resell their shares of common stock. We will not receive any proceeds from sales by the selling securityholders.

Our common stock is traded on the American Stock Exchange under the symbol "CTE." On June 25, 2003, the closing price of our common stock on the American Stock Exchange was $2.99 per share.

We are a Massachusetts corporation. Our principal offices are located at 78-E Olympia Ave., Woburn, Massachusetts 01801 and our telephone number is (781) 933-4772.

INVESTING IN OUR COMMON STOCK INVOLVES RISKS. PLEASE READ CAREFULLY THE SECTION ENTITLED "RISK FACTORS" BEGINNING ON PAGE 14.

NEITHER THE SECURITIES AND EXCHANGE COMMISSION NOR ANY STATE SECURITIES COMMISSION HAS APPROVED OR DISAPPROVED OF THESE SECURITIES OR DETERMINED IF THIS PROSPECTUS IS TRUTHFUL OR COMPLETE. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.

You should rely only on the information contained or incorporated by reference in this prospectus. We have not authorized anyone to provide you with different information. You should not assume that the information contained in this prospectus is accurate as of any date other than the date on the front of this prospectus.

        Information on any Cardiotech internet web site or the web site of any subsidiary of Cardiotech is not part of this document and you should not rely on that information in deciding whether to purchase shares of Cardiotech common stock, unless that information is also in this document or in a document that is incorporated by reference in this document.

June 27, 2003

 TABLE OF CONTENTS

About this Prospectus	i
Where You Can Find More Information	i
Special Note Regarding Forward-Looking Information	iii
The Company	1
Risk Factors	14
Use of Proceeds	28
Selling Securityholders	29
Plan of Distribution	30
Description of Capital Stock	32
Legal Matters	32
Experts	33

ABOUT THIS PROSPECTUS

        This prospectus is part of a registration statement that we filed with the Securities and Exchange Commission (the "SEC") on Form S-4. Under the S-4, the selling securityholders may, from time to time, sell the securities described in this prospectus. This prospectus provides you with a general description of the securities which may be offered by the selling securityholders. Each time a selling securityholder sells securities, the selling security holder is required to provide you with this prospectus and, in certain cases, a prospectus supplement containing specific information about the selling security holder and the terms of the securities being offered. That prospectus supplement may include additional risk factors. Any prospectus supplement may also add, update, or change information in this prospectus. If there is any inconsistency between the information in this prospectus and any prospectus supplement, you should rely on the information in that prospectus supplement. You should read both this prospectus and any prospectus supplement together with additional information described under "Where You Can Find More Information."

WHERE YOU CAN FIND MORE INFORMATION

        We file annual, quarterly, and special reports, proxy statements, and other information with the Securities and Exchange Commission. Our SEC filings are available over the Internet at the SEC's web site at http://www.sec.gov. You may also read and copy any document we file with the SEC at its public reference facilities:

Public Reference Room
450 Fifth Street, N.W.
Room 1024
Washington, D.C. 20549

        You may also obtain copies of the documents at prescribed rates by writing to the Public Reference Section of the SEC at 450 Fifth Street, N.W., Room 1024, Washington, D.C. 20549. Please call 1-800-SEC-0330 for further information on the operations of the public reference facilities and copying charges.

i

        We incorporate by reference into this prospectus the following documents filed by us with the SEC:

        Our Registration Statement on Form S-4, of which this prospectus is a part; and

CARDIOTECH SEC FILINGS (FILE NO. 001-11737)	PERIOD
Annual Report on Form 10-KSB	Fiscal Year ended March 31, 2003
Current Reports on Form 8-K	Filed on June 23, 2003, April 22, 2003, April 7, 2003, November 7, 2002, August 5, 2002 and July 1, 2002
Proxy Statement on Schedule 14A	Filed on October 2, 2002
GISH SEC FILINGS (FILE NO. 000-110728)	PERIOD
Annual Report on Form 10-KSB	Fiscal Year ended June 30, 2002
Quarterly Report on Form 10-QSB	Quarter ended September 30, 2002
Quarterly Report on Form 10-QSB	Quarter ended December 31, 2002
Proxy Statement on Schedule 14A	Filed on October 9, 2001

        Any statement made in a document incorporated by reference or deemed incorporated herein by reference is deemed to be modified or superseded for purposes of this prospectus if a statement contained in this prospectus or in any other subsequently filed document which also is incorporated or deemed incorporated by reference herein modifies or supersedes that statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this prospectus. We also incorporate by reference all documents filed pursuant to Sections 13(a), 13(c), 14, or 15(d) of the Securities Exchange Act of 1934 after the date of this prospectus and prior to the termination of this offering.

        The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the registrant's annual report pursuant to section 13(a) or section 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan's annual report pursuant to section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

        Statements made in this prospectus or in any document incorporated by reference in this prospectus as to the contents of any contract or other document referred to herein or therein are not necessarily complete, and in each instance reference is made to the copy of such contract or other document filed as an exhibit to the documents incorporated by reference, each such statement being qualified in all material respects by such reference.

        We will provide a copy of these filings and any exhibits specifically incorporated by reference in these filings at no cost upon written or oral request directed to us at the following address and telephone number: CardioTech International, Inc., 78-E Olympia Ave., Woburn, Massachusetts 01801 and our telephone number is (781) 933-4772.

ii

 SPECIAL NOTE REGARDING FORWARD-LOOKING INFORMATION

        This prospectus and the documents incorporated herein by reference contain "forward-looking statements" within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Exchange Act. All statements other than statements of historical facts contained in this offering memorandum, including statements regarding our future financial position, business strategy, budgets, projected costs, and plans and objectives of management for future operations, are forward-looking statements. Although we believe that our expectations reflected in these forward-looking statements are based on reasonable assumptions, we cannot assure you that these expectations will prove to have been correct. For detailed information regarding some of the Risks, uncertainties, and assumptions that could cause actual results to differ materially from the expectations reflected in the forward-looking statements please see "Risk Factors" on page 14 of this prospectus.

        We undertake no obligation to update or revise our forward-looking statements, whether as a result of new information, future events or otherwise. In light of these risks, uncertainties, and assumptions, the forward-looking events discussed in this offering memorandum might not occur.

iii

        This section highlights selected information from this prospectus and may not contain all of the information that is important to you. You should carefully read this entire document and the other documents to which this prospectus refers for a more complete understanding of our company. This document contains forward-looking statements about events that are not certain to occur, and you should not place undue reliance on those statements. Please carefully read "Special Note Regarding Forward-Looking Information" in this document.

        This prospectus contains trademarks, tradenames, service marks and service names of CardioTech and other companies.

THE COMPANY

CARDIOTECH INTERNATIONAL, INC.

        CardioTech International, Inc., a Massachusetts corporation, operating since 1993, specializes in developing and manufacturing small bore vascular grafts, or synthetic blood vessels, made of ChronoFlex, a family of polyurethanes that has been demonstrated to be biocompatible and non-toxic. Vascular grafts are used to replace, bypass or provide a new lining or arterial wall for occluded, damaged, dilated or severely diseased arteries. CardioTech is developing a layered microporous coronary artery bypass graft tradenamed CardioPass.

GISH BIOMEDICAL, INC.

        Gish Biomedical, Inc. is a wholly-owned subsidiary of CardioTech, which designs, produces and markets innovative specialty surgical devices. Gish's products are single-use disposable products or have a disposable component. Gish's products include devices for use in cardiac surgery, myocardial management, infusion therapy, and post-operative blood salvage.

THE MERGER

        On April 7, 2003, CardioTech completed the acquisition of Gish Biomedical. Gish sharehholders were issued 1.3422 shares of CardioTech stock for each of their shares of Gish common stock.

CARDIOTECH'S BUSINESS

GENERAL

        CardioTech is using its proprietary manufacturing technology to develop and manufacture small bore vascular grafts, or synthetic blood vessels, made of ChronoFlex, a family of polyurethanes that has been demonstrated to be biocompatible and non-toxic. Vascular grafts are used to replace, bypass or provide a new lining or arterial wall for occluded, damaged, dilated or severely diseased arteries. CardioTech developed a vascular access graft tradenamed VascuLink Vascular Access Graft and was developing a peripheral graft tradenamed MyoLink Peripheral Graft. CardioTech sold the VascuLink and MyoLink products to Nervation Ltd in connection with the disposition of CardioTech's UK subsidiary, CardioTech International, Ltd ("CTL"). CardioTech is currently developing a layered microporous coronary artery bypass graft tradenamed CardioPass.

        On May 4, 2001, CardioTech completed the acquisition of all the shares of CMED Catheter and Disposables Technology, Inc., a Minnesota corporation ("CDT"), from Colorado Medtech, Inc., a Colorado corporation ("Medtech") pursuant to an Acquisition Agreement dated as of April 30, 2001, by and among CardioTech, CDT and Medtech.

        CDT is an original equipment manufacturer; supplier of specialized disposable medical devices to medical device companies from concept to finished packaged, sterile product; and uses its experience in the design, development, prototyping and manufacturing to provide turnkey contract services. Some devices designed, developed and manufactured for customers by CDT include sensing, balloon, and drug delivery catheters; disposable endoscopes; and in-vitro diagnostic and surgical disposables.

        Additionally, through its Biomaterials division, CardioTech develops, manufactures and markets polyurethane-based biomaterials for use in both acute and chronically implanted devices such as stents, artificial hearts, and vascular ports. These premium biomaterials are sold under the tradenames: ChronoFlex, ChronoThane, HydroThane, ChronoFilm, HydroMed and Hydroslip. CardioTech owns a number of patents relating to its vascular graft manufacturing technology. In addition, PolyMedica Corporation ("PMI") has granted to CardioTech an exclusive, perpetual, worldwide, royalty-free license for the use of one polyurethane patent and related technology in the field consisting of the development, manufacture and sale of implantable medical devices and biodurable polymer material to third parties for the use in medical applications (the "Implantable Device and Materials Field"). PMI also owns, jointly with Thermedics, Inc., the ChronoFlex polyurethane patents relating to the ChronoFlex technology ("Joint Technology"). PMI has granted to CardioTech a non-exclusive, perpetual, worldwide, royalty-free sublicense of these patents for use in the Implantable Devices and Materials Field.

        CardioTech was founded in 1993 as a subsidiary of PMI. In June 1996, PMI distributed all of the shares of CardioTech's common stock, par value $0.01 per share, that PMI owned to PMI stockholders of record as of June 3, 1996. CardioTech is headquartered in Woburn, Massachusetts and operates contract research and development services and outsourced manufacturing from its CDT facility in Plymouth, Minnesota.

        ChronoFilm is a registered trademark of PMI. ChronoFlex is a registered trademark of the CardioTech. ChronoThane, ChronoPrene, HydroThane, PolyBlend and PolyWeld are tradenames of CardioTech. DuraGraft and CardioPass are trademarks of CardioTech.

MEDICAL INDUSTRY BACKGROUND

        Blood is pumped from the heart throughout the body via arteries. Blood is returned to the heart at relatively low pressure via veins, which have thinner walls than arteries and have check valves which force blood to move in one direction. Because a specific area of the body is often supplied by a single main artery, rupture, severe narrowing or occlusion of the artery supplying blood to that area is likely to cause an undesirable or catastrophic medical outcome.

        Vascular grafts are used to replace or bypass occluded, damaged, dilated or severely diseased arteries and are sometimes used to provide access to the bloodstream for patients undergoing hemodialysis treatments. Existing small bore graft technologies suffer from a variety of disadvantages in the treatment of certain medical conditions, depending upon the need for biodurability, compliance (elasticity) and other characteristics necessary for long-term interface with the human body.

PRODUCT IN PRE-CLINICAL DEVELOPMENT

CARDIOPASS CORONARY ARTERY BYPASS GRAFT

        Coronary artery bypass graft ("CABG") surgery is performed to treat the impairment of blood flow to portions of the heart. CABG surgery involves the addition of one or more new vessels to the heart to re-route blood around blocked coronary arteries.

        Autogenous grafts (using the patient's own saphenous vein or mammary artery) have been successfully used in CABG procedures for a number of years and have shown a relatively high patency rate (80% to 90% for saphenous veins and over 90% for mammary arteries one year after surgery) with no risk of tissue rejection. However, the surgical harvesting of vessels for autogenous grafts involves significant trauma and expense. In addition, not all patients requiring CABG surgery have sufficient native vessels as a result of previous bypass surgeries, or their vessels may be of inferior quality due to trauma or disease. Cryo-preserved saphenous veins are available, but these veins often deteriorate due to attack by the body's immune system.

        CardioTech is developing its grafts using specialized ChronoFlex polyurethane materials that it believes will provide significantly improved performance in the treatment of arterial disorders. The grafts have three layers, similar to natural arteries and are designed to replicate the physical characteristics of human blood vessels.

        CardioTech is developing the CardioPass Coronary Artery Bypass Graft to be a synthetic graft of 3mm in diameter specifically designed for use in CABG surgery. If successfully developed, CardioTech believes that the CardioPass Graft may be used initially to provide an alternative to patients with insufficient or inadequate native vessels for use in bypass surgery as a result of repeat procedures, trauma, disease or other factors. CardioTech believes, however, that the CardioPass Graft may ultimately be used as a substitute for native saphenous veins, thus avoiding the trauma and expense associated with the surgical harvesting of the vein.

        CardioTech believes that approximately 700,000 CABG procedures were performed worldwide, of which nearly 500,000 were performed in the United States during 1999. CardioTech believes that approximately 20% of these CABG procedures were performed on patients who had previously undergone bypass surgery, and that the number of repeat procedures will continue to increase as a percentage of procedures performed. Currently, approximately 70% of CABG procedures are performed utilizing the saphenous vein. The CardioPass Coronary Artery Bypass Graft is in pre-clinical development.

        CardioTech estimates that approximately 100,000 patients are diagnosed by their physicians as having native vessels that are inadequate for use in bypass surgery. If the CardioPass Graft is successfully developed, CardioTech believes that the graft may initially be used for these patients. CardioTech also believes that if long-term clinical results are acceptable to clinicians (generally, greater than 50% patency five years after implant), the graft may ultimately be used as a direct substitute for autogenous saphenous veins.

BIOMATERIALS

        CardioTech also develops, manufactures and sells a range of polymer-based materials customized for use in the manufacture of certain medical devices to other medical device manufacturers. CardioTech sells these custom polymers under the tradenames ChronoFilm, ChronoFlex, ChronoThane, ChronoPrene, HydroThane, PolyBlend and PolyWeld. CardioTech also provides development services relating to biomaterials to medical device customers.

        CardioTech also manufactures and sells its proprietary HydroThane biomaterials to medical device manufacturers that are evaluating HydroThane for use in their products. HydroThane is a thermoplastic, water-absorbing, polyurethane elastomer, that possesses properties that CardioTech believes make it well suited for the complex requirements of a variety of catheters. In addition to its physical properties, CardioTech believes HydroThane exhibits an inherent degree of bacterial resistance, clot resistance and biocompatibility. When hydrated, HydroThane has elastic properties similar to living tissue.

        In July 1999, CardioTech acquired the assets of Tyndale-Plains-Hunter, Ltd. ("TPH"), a manufacturer of specialty hydrophilic polyurethanes. TPH's common stock was acquired in consideration of $350,000 cash, 446,153 shares of CardioTech common stock valued at $725,000, and assumption of approximately $178,000 of liabilities. TPH polymers are primarily sold to customers as part of an exclusive arrangement. Customers are supplied tailored, patented hydrophilic polyurethanes in exchange for multi-year, royalty-bearing exclusive supply contracts. TPH owns 29 patents in the field of hydrophilic polyurethanes. In October 2000, CardioTech completed the transfer of TPH's operations from Lawrenceville, NJ to CardioTech's headquarters in Woburn, MA.

        During the fiscal year ended March 31, 2001, CardioTech was the recipient of one Small Business Innovation Research grant awarded by National Institutes of Health ("NIH") to support CardioTech's research and development programs.

        Revenues were approximately $3,220,000 and $1,543,000 for the years ended March 31, 2002 and 2001, respectively. For the year ended March 31, 2002 26% of revenues were generated from royalties from one customer and grants from the NIH. For the year ended March 31, 2001, 29% of revenues were generated from royalties from one customer and grants from the NIH.

MANUFACTURING

        CardioTech currently manufactures limited quantities of ChronoFlex and HydroThane for sale to medical device manufacturers. To date, CardioTech's manufacturing activities with respect to the specialized ChronoFlex materials used in vascular grafts have consisted primarily of manufacturing small quantities of such products for use in clinical trials. CardioTech has an agreement with CTL pursuant to which CardioTech is required to purchase from and CTL has agreed to sell to CardioTech the vascular grafts it needs subject to CardioTech's ability to obtain another supplier and to obtain the transfer of the technology. CardioTech could have its newly acquired subsidiary, CMED Catheter and Disposables Technology, Inc. ("CDT"), undertake large scale commercial production of vascular grafts, when and if, it elects to do so. This would entail, among other things, the purchase of specialized extrusion equipment capable of producing the grafts. To achieve profitability, CardioTech's products must be manufactured in larger commercial quantities in compliance with regulatory requirements and at acceptable costs. Production in larger commercial quantities will require CardioTech to expand its manufacturing capabilities significantly and to hire and train additional personnel.

        The development and manufacture of CardioTech's products are subject to good laboratory practice ("GLP") and good manufacturing practice ("GMP") requirements prescribed by the FDA and other standards prescribed by the appropriate regulatory agency in the country of use. There can be no assurance that CardioTech will be able to obtain or manufacture products in a timely fashion at acceptable quality and prices, that it or any suppliers can comply with GLP or GMP, as applicable, or that it or such suppliers will be able to manufacture an adequate supply of product. CDT's facility is ISO 9001 and EN 46001 certified and includes a "Class 10,000" clean room.

COMPETITION

        Competition in the medical device industry in general is intense and based primarily on scientific and technological factors, the availability of patent and other protection for technology and products, the ability to commercialize technological developments and the ability to obtain governmental approval for testing, manufacturing and marketing products.

        Competition among products will be based, among other things, on product efficacy, safety, reliability, availability, price and patent position. An important factor will be the timing of the market introduction of CardioTech's or competitors' products. Accordingly, the relative speed with which CardioTech can develop products, complete the clinical trials and approval processes and supply commercial quantities of the products to the market is expected to be an important competitive factor. CardioTech's competitive position will also depend upon its ability to attract and retain qualified personnel, to obtain patent protection or otherwise develop proprietary products or processes, and to secure sufficient capital resources for the often substantial period between technological conception and commercial sales.

RESEARCH AND DEVELOPMENT

        CardioTech's research and development efforts are focused on developing its synthetic vascular graft technologies. CardioTech's development decisions are based on (1) development costs, (2) product need, (3) third-party interest and funding availability, and (4) regulatory considerations. CardioTech believes it will need substantial additional financing to conduct human clinical trials, and produce coronary artery bypass grafts and other planned products. No assurance can be given, however, that such financing, or other financing, will be available on terms attractive to CardioTech, if at all. Research and development expenditures, including costs of research grants, for the years ended March 31, 2002 and 2001 were $501,000 and $557,000, respectively. CardioTech granted CTL the option to become the exclusive distributor of the CardioPass Coronary Artery Bypass Graft ("CABG") in Europe. If CTL exercises this option, it agreed to fund up to $3,000,000 to perform European clinical trials to obtain CE marking.

        In April 2002, CardioTech concluded a technology transfer and license agreement with Credent Vascular Technologies, Ltd., of Wrexham, U.K. ("Credent"). Total consideration to be paid by Credent to CardioTech for the purchase of the transferred rights to ChronoFlex RC is a minimum of $500,000 and may be as high as $1,000,000, payable in installments linked to certain performance requirements.

        Under terms of the agreement, CardioTech irrevocably granted an exclusive, worldwide license of its intellectual property rights relating to ChronoFlex RC, enabling Credent to exclusively synthesize ChronoFlex RC biodurable polycarbonate-urethane. Credent will use ChronoFlex RC in the manufacture of its vascular access and peripheral vascular grafts and potentially in future development products. Credent has licensed back to CardioTech the right to use ChronoFlex RC for the manufacture and marketing of coronary artery bypass grafts.

UNCERTAINTIES RELATED TO HUMAN CLINICAL TRIALS OF CARDIOTECH'S CORONARY ARTERY BYPASS GRAFT

        CardioTech is preparing to enter overseas human trials for the CardioPass coronary artery bypass graft (CABG). Over the past twenty five years, medical device manufacturers have tried, and failed, to produce a clinically acceptable coronary artery bypass graft. CardioTech recently concluded bench and pre-clinical animal trials. CardioTech will be one of only two companies in the world participating in human trials with the CABG technology.

        Human clinical trials are lengthy, expensive, and CardioTech may not obtain the regulatory approvals required to market and sell the CABG. The time required for regulatory clearances overseas and in the U.S. typically takes a number of years, depending on the complexity and novelty of the device. Any delay in obtaining or failure to obtain required clearance by the proper authorities, would materially affect CardioTech's ability to generate revenues from the CABG product.

GOVERNMENT REGULATION

        CardioTech's research and development activities are also subject to regulation for safety, efficacy and quality by numerous governmental authorities in the United States. In the United States, the development, manufacturing and marketing of synthetic vascular grafts are subject to regulation for safety and efficacy by the FDA in accordance with the Food, Drug and Cosmetic Act. Synthetic vascular grafts are subject to rigorous FDA regulation, including pre-clinical and clinical testing. The process of completing clinical trials and obtaining FDA approvals for a medical device is likely to take a number of years, requires the expenditure of substantial resources and is often subject to unanticipated delays. There can be no assurance that any product will receive such approval on a timely basis, if at all.

        There can be no assurance that the FDA will approve any of CardioTech's products currently under research for marketing, or if they are approved, that they will be approved on a timely basis. Furthermore, CardioTech or the FDA may suspend clinical trials at any time upon a determination that the subjects or patients are being exposed to an unacceptable adverse health risk ascribable to CardioTech's products. If clinical studies are suspended, CardioTech may be unable to continue the development of the investigational products affected.

EMPLOYEES

        As of April 7, 2003, CardioTech (including CDT empoyees, but excluding Gish employees) had 27 full-time employees. None of CardioTech's employees is covered by a collective bargaining agreement, and management considers its relations with its employees to be good.

LEGAL PROCEEDINGS

        CardioTech is not a party to any legal proceedings.

PROPERTIES

        CardioTech leases a total of approximately 16,000 square feet in Woburn, Massachusetts on a five year lease expiring August 30, 2003. As a result of the acquisition of CDT, and effective as of May 1, 2001, CardioTech also leased an additional 11,000 square feet in Plymouth, Minnesota on a three year lease with an option to extend for an additional three years. CardioTech believes that its current facilities are adequate for the next several years.

GISH'S BUSINESS

GENERAL

        Gish Biomedical, Inc., a California corporation, was founded in 1976 to design, produce and market innovative specialty surgical devices. On April 7, 2003 CardioTech purchased all of the outstanding shares of Gish in exchange for                    shares of CardioTech common stock representing approximately 35% of the outstanding CarioTech common stock after the merger. Gish develops and markets its innovative and unique devices for various applications within the medical community. Gish operates in one industry segment, the manufacture of medical devices, which are marketed through direct sales representatives and distributors domestically and through international distributors. All of Gish's products are single use disposable products or have a disposable component. Gish's primary markets include products for use in cardiac surgery, myocardial management, infusion therapy, and post operative blood salvage.

PRODUCTS

        Following is a brief description of Gish's present principal products.

  Custom Cardiovascular Tubing Systems

        During open-heart surgery, the patient's blood is diverted from the heart through sterile plastic tubing and various other devices to an oxygenator device, which oxygenates the blood before it is returned to the patient. Each hospital performing open-heart surgery specifies the components to be included in its custom tubing sets, based on the particular needs of its surgical team. The complexity of the sets varies from simple tubing systems to all-inclusive operating packs. The packs usually include blood filters, gas filters, reservoirs used to collect blood lost during surgery and other components. Gish produces custom tubing sets using clear Mediflex™ tubing. Such components are assembled in the Gish clean room, sterilized and then shipped either to the hospital or to one of Gish's specialty distributors which service such hospitals. Gish also assembles custom tubing sets for several competitive medical device manufacturers under private label agreements.

        Arterial Filters—The arterial filter is the last device the blood passes through in the cardiovascular bypass circuit as it is being returned to the patient. The purpose of the filter is to remove gaseous micro emboli and debris, which are generated by the oxygenation system, from the patient's blood.

        Gish introduced its first arterial filters in 1985. Gish's first design contained a safety bypass loop incorporated into the filter housing. Gish received FDA approval to market an improved design which became available for sale during the second quarter of fiscal 1994.

        Cardiotomy Reservoirs—Cardiac suction is a technique employed in open-heart surgery to recover shed blood in the chest cavity and return it to the patient. The use of this technique reduces the requirements for whole blood replacement from donor sources, thereby reducing the risk of blood compatibility problems and blood-borne viral diseases such as AIDS and hepatitis. Gish's cardiotomy reservoir systems consist of a polycarbonate reservoir, defoaming and filtration cartridge, and mounting bracket. This enables the perfusion team to recover high volumes of shed blood, then defoam and filter it prior to returning it to the patient's circulatory system.

        In addition to the cardiotomy reservoirs' use in the operating room, Gish has developed several systems which allow the cardiotomy reservoir to be used as a pleural drainage or autotransfusion system during recovery.

        Vision Oxygenator—An oxygenator enables gas exchange of oxygen and carbon dioxide and also regulates the temperature of the patient's blood.

        As a life sustaining device used during open-heart surgery, the oxygenator is a key component of the bypass circuit. Vision is assembled in Gish's clean room using state of the art equipment and biocompatible materials, and then each unit is leak tested before shipment.

        Vision's gas transfer performance is excellent, dependable and capable of maintaining the oxygen demands of patients of all sizes for periods of up to six hours.

        Vision's unique air separation channel utilizes an arterial outlet pressure gradient and the natural buoyancy of air to minimize the passage of gaseous emboli towards the patient. Unwanted emboli are safely purged for safe venting back to the reservoir. Through studies at an independent testing facility, Vision's air handling abilities were proven superior to competitive devices.

        Vision also eliminates common difficulties associated with other oxygenators. The blood ports are oriented on one side, gas and water on the other to reduce contamination. Different sized gas inlet and outlet ports resolve any gas line confusion. Angled water ports allow Vision's heat exchanger to drain, minimizing the creation of water puddles on the floor. During long pump runs, a fluid dam and evacuation port divert condensation away from the gas scavenge port. Finally, a protective rib below the blood inlet port prevents any contact between the port and the floor.

        Gish's Vision oxygenator was sold in selected accounts both domestically and internationally for the first half of fiscal 1998. Gish made its full market release of this product for sale in January 1998. Gish believes that the Vision oxygenator's superior air handling capabilities provides Gish with a competitive advantage in the oxygenator market place.

        Venous Reservoirs—A venous reservoir is a device used to pool, filter and defoam blood prior to its introduction to the oxygenator. Gish offers a variety of venous reservoirs, including some which incorporate the capacity for autologous transfusion post surgically. Gish also has several products which incorporate the functions of cardiotomy, venous reservoir, post surgical blood collection and blood reinfusion devices. This functional bundling is usually cost effective for the hospital.

        CAPVRF44—Gish's CAPVRF44 hardshell venous reservoir combines a 360o rotational, top-entry 1/2" inlet for unrestricted venous drainage and a high performance cardiotomy compartment with six sucker inlet ports to handle all of the blood coming from the surgical field. Gish has incorporated the advantages of the depth filter in its cardiotomies into the CAPVRF44 for reduced hold-up volumes, making more blood available to the patient. With an operating capacity of 4400 ml, the CAPVRF44 also has the capacity to handle high blood volume procedures such as valve replacements and second surgeries.

        The CAPVRF44 is a perioperative device, capable of operating in both the Operating Room and Recovery Room. Following surgery, through a simple conversion process, the CAPVRF44 collects blood shed from the chest cavity and removes unwanted debris before the filtered blood is reinfused back into the patient. Blood recovery and autotransfusion through the CAPVRF44's closed system limits hospital staff exposure to potential blood infections. Recovered blood may be reinfused continuously, intermittently, or not at all, in support of all patients' religious beliefs, including Jehovah's Witnesses. The CAPVRF44's dual role means fewer homologous blood products are needed, further reducing surgical costs and improving patient safety.

        With an estimated 80% of the market using hardshell reservoirs, the combination of the Vision oxygenator and the hardshell CAPVRF44 reservoir provides Gish with the products to effectively meet the needs of the 400,000 open-heart procedures performed in the U.S. and the 600,000 procedures performed worldwide annually.

        Cardioplegia Delivery Systems—Cardioplegia encompasses several techniques employed in open-heart surgery to preserve, protect and manage the heart tissue. The technique typically involves the use of a chilled solution which is infused into the heart through the coronary arteries to cool the heart and reduce heart activity and metabolism. However, there are many different techniques utilized, depending on the physician and patient needs. The use of these techniques significantly reduces damage to heart tissue during surgery, enhances restoration of heart function and helps return the patient to a normal heartbeat when the surgical procedure is complete.

        Gish has developed a complete line of cardioplegia delivery systems, including a new cardioplegia device, which Gish, on April 10, 2002, was granted clearance by the FDA to sell in the United States of America. Additionally, the new cardioplegia device is CE marked, allowing sale in Europe. Multiple systems are required for this technique due to varying physician preferences. Gish's original offerings for this procedure were a series of reservoirs with a recirculation valve (CPS) and a series of cooling coils (CCS series). Gish has since developed a line of cardioplegia systems and heat exchangers designed to utilize a blood and potassium mixture and allow the surgeon to quickly change the temperature delivered to the patient.

        Oxygen Saturation Monitor—In February 1992, Gish introduced a digital blood saturation monitor for open-heart surgery, the StatSat™. The StatSat is an electronic device which measures the oxygen content of the patient's blood during surgery. These readings are taken continuously and the StatSat™ plots the course of the blood oxygen saturation during the surgery. Although the StatSat is reusable, it uses a disposable sensor for each surgery.

        Critical Care Central Venous Access Catheters and Ports—Gish's Hemed™ central venous access catheter systems have applications in hyper-alimentation, chemotherapy, and long-term vascular access. These long-term indwelling catheters are surgically implanted to provide direct access to the central venous system for high protein intravenous solutions needed by patients having nonfunctional digestive systems and for rapid dilution and dispersion of highly concentrated drug administration in chemotherapy for cancer.

        The product line includes sterile single, dual and triple lumen catheters and accessories sold in kits. The triple lumen catheter which permit three substances to be administered through the same catheter was introduced during fiscal 1997. In 1993, Gish introduced an enhancement to its Hemed catheter line, the CathCap™. The CathCap reduces the risk of infection at the injection site by continually bathing the injection cap in an antimicrobial solution between injections. Gish has enhanced the Hemed line with the VasPort® Implantable Ports and the VasTack® Needle Support System. The VasPort consists of a silicone catheter with an implantable injection port, allowing vascular access through small needle sticks with the skin acting as a natural barrier to infection. This access method eliminates the need for a cumbersome external catheter. Gish introduced a detachable port/catheter system in fiscal 1994. Gish also introduced a dual VasPort in July 1996 to meet the needs of patients requiring multiple infusions. The VasTack consists of a specially designed needle and positioning system for use with the VasPort. The needle extends the life of the implanted injection port and the positioning system gives the nursing staff a sure, safe method for accessing the VasPort.

        The Hemed VasPort and VasTack are alternative vascular access products used for extended long-term infusion management and are designed to complement the Hemed catheter lines. The VasPort is a device implanted entirely under the skin and consists of a small reservoir with a diaphragm and catheter. The VasPort is accessed by the VasTack, a small patented non-coring needle system, which penetrates the skin and the diaphragm of the VasPort reservoir. Drugs are readily infused through the VasTack, into the reservoir and then into the catheter. When the infusion is complete the VasTack is removed and the skin acts as a natural barrier against infection. Single and double reservoir VasPorts are available in both titanium and lightweight engineered plastics.

        Orthofuser—The patented Orthofuser™ is designed for post-operative use in orthopedic surgeries such as hip and knee replacements and provides for the safe recovery and transfusion of the patient's own blood. This product is well suited for orthopedic procedures, as it is portable and incorporates its own internal vacuum source. Salvaging and reusing as little as 500 cc's of blood post surgically may be enough to avoid the use of donor blood in these types of surgeries.

GOVERNMENT REGULATIONS

        Gish's products are subject to the Federal Food, Drug and Cosmetic Act (the "Act") and regulations issued thereunder. The Act is administered by the Federal Food and Drug Administration ("FDA"), which has authority to regulate the marketing, manufacturing, labeling, packaging and distribution of products subject to the Act. In addition, there are requirements under other federal laws and under state, local and foreign statutes which apply to the manufacturing and marketing of Gish products. Gish operates a quality system certified to ISO9001, a standard for quality recognized worldwide. In addition, Gish has been found in compliance with the European Economic Community ("EEC") Medical Device Directive, which equivocates to portions of the United States FDA Current Good Manufacturing Practices ("CGMP") Quality System Regulations. This allows Gish to export and distribute its products with free movement within the European Community.

        Following the enactment of the Medical Device Amendments of 1976 to the Act ("Amendments"), the FDA classified medical devices in commercial distribution at the time of enactment into one of three classes—Class I, II, or III. This classification is based on the controls necessary to reasonably ensure the safety and effectiveness of medical devices. Class I devices are those whose safety and effectiveness can reasonably be ensured through general controls, such as labeling, the pre-market notification ("510(k)") process, and adherence to FDA-mandated good manufacturing practices ("GMP") and Quality System Regulations. Class II devices are those whose safety and effectiveness can reasonably be ensured through the use of general controls together with special controls, such as performance standards, post-market surveillance, patient registries, and FDA guidelines. Generally, Class III devices are devices that must receive pre-market approval by the FDA to ensure their safety and effectiveness. They are typically life-sustaining, life-supporting, or implantable devices, and also include most devices that were not on the market before May 28, 1976 and for which the FDA has not made a finding of substantial equivalence based upon a 510(k).

        If a manufacturer or distributor of medical devices can establish to the FDA's satisfaction that a new device is substantially equivalent to a legally marketed Class I or Class II medical device or to a Class III device for which the FDA has not yet required pre-market approval, the manufacturer or distributor may market the device. In the 510(k), a manufacturer or distributor makes a claim of substantial equivalence, which the FDA may require to be supported by various types of information showing that the device is as safe and effective for its intended use as the legally marketed predicate device. Following submission of the 510(k), the manufacturer or distributor may not place the new device into commercial distribution until an order is issued by the FDA finding the new device to be substantially equivalent.

        Gish is registered as a medical device manufacturer with the FDA and state agencies, such as the California Department of Health Services ("CDHS") and files a listing of its products semi-annually. Gish is inspected periodically by both the FDA and the CDHS for compliance with the FDA's GMP and other requirements including the medical device reporting regulation and various requirements for labeling and promotion. The FDA Quality System Regulations ("QSR"), which became effective June 1, 1997, no longer limit control to manufacturing and post market controls, but specify requirements during design (Design Control), manufacturing, and servicing as well. Much of the new QSR is based on the ISO9001 Quality Standard, and is, as such in harmony with the thrust towards world harmonization of medical device requirements. The FDA's GMP regulation requires, among other things, that (i) the manufacturing process be regulated and controlled by the use of written procedures, and (ii) the ability to produce devices which meet the manufacturer's specifications be validated by extensive and detailed testing of every aspect of the process. The medical device reporting regulation requires that the device manufacturer provide information to the FDA on deaths or serious injuries alleged to have been associated with the use of its marketed devices, as well as product malfunctions that would likely cause or contribute to a death or serious injury if the malfunction were to recur. Changes in existing requirements or interpretations (on which regulations heavily depend) or adoption of new requirements or policies could adversely affect the ability of Gish to comply with regulatory requirements. Failure to comply with regulatory requirements could have a material adverse effect on Gish's business.

        Gish believes all of its present products are in compliance in all material respects with all applicable performance standards as well as good manufacturing practices, record keeping and reporting requirements in the production and distribution of such products. Most of Gish's products have been determined by the FDA to be devices substantially similar to devices marketed by others prior to May 28, 1976, the effective date of the Amendments, and marketing of them has been authorized pending the classification by the FDA of such products. Gish does not anticipate any significant difficulty or material cost increases in complying with applicable performance standards if any such products were to be classified in Class II by the FDA. If the FDA were to classify use of Gish's cardiovascular or catheter products as Class III products, pre-marketing clinical testing and evaluation would be required in order to obtain FDA approval for the sale of such products.

        Regulations under the Act permit export of products which comply with the laws of the country to which they are exported. Gish relies upon its foreign distributors for the necessary certifications and compliances in their countries, except in the EEC where the Medical Device Directive prescriptively defines requirements.

RESEARCH AND DEVELOPMENT

        Gish is actively engaged in many research and development programs. The objectives of these programs are to develop new products in the areas of the medical device industry in which it is already engaged, to enhance its competitive position and to develop new products for other medical device markets. Gish's research and development projects are principally focused on enhancements, line extensions and manufacturing cost improvements for both its cardiovascular and Hemed product lines.

        Gish is currently engaged in the development of a biocompatible coating for Gish's cardiovascular products. If Gish is unable to develop a biocompatible coating and obtain clearance by the FDA of its use in the United States of America, Gish's business could be materially adversely affected.

        Gish's research and development expenditures for the years ended June 30, 2002 and 2001 were $1,024,000 and $1,107,000, respectively.

MARKETING AND DISTRIBUTION

        Gish introduced the Vision Oxygenator to those domestic geographic regions which are represented by direct salespersons and distributors who did not market a competitive oxygenator in the third quarter of fiscal 1998.

        Internationally, Gish is represented by specialty medical distributors in over fifty countries around the world. International sales of Gish's new Vision Oxygenator commenced in September 1997.

        Gish has not experienced, and does not expect to experience sales of Gish's products to be subject to seasonality in any material respect.

COMPONENTS AND PARTS

        Gish purchases components for its various products from vendors who sell such components generally to the medical device industry. Most components for Gish's proprietary products are manufactured from tooling owned by Gish. Other components are manufactured by outside suppliers in accordance with Gish's specifications.

        Certain components of Gish's custom tubing sets are purchased from competitors. Gish has not experienced difficulty in obtaining such components in the past and believes adequate sources of supply for such items are available on reasonable terms.

        Membrana GmbH is a principle supplier of Gish and provides polyester wrap thread for use in the Vision Oxygenator.

PATENTS AND LICENSE AGREEMENTS

        Gish has been issued or has patents pending on several of its products. There can be no assurance that any patents issued would afford Gish adequate protection against competitors which sell similar inventions or devices. There also can be no assurance that Gish's patents will not be infringed upon or designed around by others. However, Gish intends to vigorously enforce all patents it has been issued.

        Gish is obligated to pay royalties on several of its products.

WORKING CAPITAL AND FINANCING OF OPERATIONS

        Gish finances operations primarily through cash flow generated by sales of Gish's products. Gish seeks to increase its sales by developing new products, increasing market share for existing products and acquiring new products.

        In December 2000, Gish entered into a $2,000,000 three-year revolving line of credit agreement. In February 2002, the revolving line of credit agreement was amended to extend the agreement for an additional year and increase the line to $4,000,000. Advances, based on eligible receivables, are secured by the operating assets of Gish and bear interest at prime (4.75% at June 30, 2002) plus 2%. The agreement also includes various restrictive loan covenants, including a requirement for Gish to maintain a minimum net worth of $7,000,000, and to obtain an operating profit on a rolling three-month basis, effective March 2003.

        At September 30, 2002, Gish had borrowed $533,000 under the revolving line of credit and would have been entitled to borrow an additional $1,649,000.

CUSTOMER INFORMATION

        Gish performs ongoing credit evaluations and maintains allowances for potential credit losses. As of June 30, 2002, Gish believes it has no significant concentrations of credit risk.

        One sales representative organization comprised 14.5% of Gish's net sales in fiscal 2002 and 11% in fiscal 2001. Gish believes that the loss of this sales representative organization would not have a material effect on its business.

BACKLOG

        Almost all of Gish's products are repetitive purchase, single use, disposable products, which are shipped shortly after receipt of a customer's purchase order. Therefore, Gish believes that Gish and its distributors generally maintain an adequate finished goods inventory to fulfill the customer's needs on demand. Accordingly, Gish believes that the backlog of orders at any given point in time is not indicative of Gish's future level of sales.

CONTRACTS

        Gish has no contracts with customers where cancellation or renegotiation would have a material impact on Gish's sales or profit margins.

COMPETITION

        The market for medical devices of the type sold by Gish is extremely competitive. Gish believes that product differentiation and performance, client service, reliability, cost and ease of use are important competitive considerations in the markets in which it competes. Most of Gish's competitors are larger and possess greater financial and other resources than Gish. Gish has approximately five competitors within each of the hospital markets in which it competes. No one competitor is a dominant force in this market. Gish believes it has achieved its position in the marketplace for its present principal products by means of superior design, quality, and service, and Gish intends to continue to utilize these means of competing.

ENVIRONMENTAL COMPLIANCE

        Gish's direct expenditures for environmental compliance were not material in the two most recent fiscal years. However, certain costs of manufacturing have increased due to environmental regulations placed upon suppliers of components and services.

EMPLOYEES

        As of April 7, 2003, Gish had 117 full-time employees. Gish believes that its relationship with its employees is excellent. None of Gish's employees are represented by a labor union.

INTERNATIONAL OPERATIONS

        Sales to foreign customers, primarily in Europe and Asia, were approximately $3,138,000 and $3,491,000 in the years ended June 30, 2002 and 2001, respectively (equal to 19% of net sales, in each of such years). Operating profits as a percentage of sales on foreign sales approximate operating profits on domestic sales. All international transactions are conducted in U.S. dollars, thus reducing the risk from currency fluctuations.

        Gish does not have any facilities, property or other assets, excepting sales representative supplies, located in any geographic area other than California, where its offices, manufacturing and warehousing premises are located.

LEGAL PROCEEDINGS

        Gish completed its relocation to a new operating facility in the April 2001. At September 30, 2002 unpaid inprovement and relocation costs of $306,000 are included in accrued relocation liabilities. Additionally, Gish has excluded from the costs recorded for the construction improvements at September 30, 2002 approximately $300,000 billed to Gish by the improvement construction contractor, Image Builders Consortium, Inc. Gish has disputed the accuracy and validity of these bills and, on October 9, 2001, Image Builders Consortium filed a breach of contract lawsuit against Gish and its landlord in Orange County Superior Court, Orange County, California seeking money damages. This matter has been submitted for binding arbitration. Upon resolution of this matter, Gish's landlord is expected to reimburse Gish $156,000 for leasehold improvements, which is included as a relocation receivable at September 30, 2002.

DESCRIPTION OF PROPERTIES

        Gish's office and manufacturing facilities are located in Rancho Santa Margarita, California in a building containing approximately 52,000 square feet of space under a lease which expires in February 2011. Within this facility, Gish has constructed a clean room for the assembly of its products which meet all requirements under applicable federal and state GMP regulations.

        Gish's finished goods storage facility is located in Irvine, California in a building containing approximately 23,000 square feet of space under a lease which expires in January 2006.

        In Gish's opinion, the above properties are adequately covered by insurance.

 RISK FACTORS

        In addition to the other information contained in, or incorporated by reference into, this prospectus, potential investors should consider the following risk factors in evaluating whether to invest in our common stock. Additional risks and uncertainties not currently known to CardioTech, or that are not currently believed to be important to potential investors, if they materialize, also may adversely affect an investment in our common stock.

RISKS RELATED TO OUR RECENT ACQUISITION OF GISH BIOMEDICAL , INC.

CARDIOTECH AND GISH MAY NOT REALIZE THE BENEFITS THEY EXPECT FROM THE MERGER.

        The integration of Gish's business, products and personnel into CardioTech will be complex and time-consuming and may disrupt the business of the combined organization. The combined organization will need to overcome significant challenges in order to realize the expected benefits or synergies from the merger. These challenges include the timely, efficient and successful execution of a number of post-merger events, including integrating Gish's operations and technologies into CardioTech's, retaining and assimilating key Gish personnel, coordinating each Company's research and development and sales and marketing efforts with those of each other, utilizing Gish's clean room facilities and creating uniform standards, controls, procedures, policies and information systems.

        The execution of these post-merger events will involve considerable risks and may not be successful. These risks include:

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  the potential disruption of the combined organization's ongoing business and distraction of its management from the day-to-day operations of the combined organization;

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  the expected costs associated with integrating Gish's business with CardioTech;

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  the potential strain on the combined organization's financial and managerial controls and reporting systems and procedures;

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  unanticipated expenses and potential delays related to integration of the operations, technology and other resources of the two companies

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  the impairment of relationships with employees, suppliers and customers as a result of any integration of new management personnel; and

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  potential unknown liabilities associated with the merger and the operations of the combined organization.

        The combined organization may not succeed in addressing these risks or any other problems encountered in connection with the merger. The inability to integrate the operations, technology and personnel of CardioTech and Gish successfully, or any significant delay in achieving integration, could have a material adverse effect on the combined organization after the merger and, as a result, on the market price of CardioTech common stock.

INTEGRATING THE COMPANIES MAY RESULT IN SUBSTANTIAL COSTS.

        CardioTech may incur significant costs integrating CardioTech and Gish into a single business. These costs may include costs for:

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  employee redeployment;

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  conversion of information systems;

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  combination of teams and processes in various functional areas.

CARDIOTECH'S GROSS MARGIN AND NET INCOME MAY BE NEGATIVELY AFFECTED IF CARDIOTECH IS NOT ABLE TO FULLY UTILIZE, OR REDUCE THE EXPENSES OF, GISH'S FACILITY.

        Customer demand for Gish's products has not historically been adequate to allow Gish to utilize the clean room facility's full capacity and, as a result, Gish has incurred substantial negative cash flow associated with the facility. If CardioTech and Gish are not able to increase the utilization of the facility, identify new customers for Gish's products, expand orders from current customers, utilize it for CardioTech's products or reduce expenses at the facility, then CardioTech could incur negative cash flow. If CardioTech attempts to shift production of any of CardioTech's current products to the Gish facility, CardioTech may incur costs, such as costs associated with qualifying the facility with customers.

AS A RESULT OF THE MERGER, CARDIOTECH IS A LARGER AND BROADER ORGANIZATION, AND IF CARDIOTECH'S MANAGEMENT IS UNABLE TO MANAGE THE COMBINED ORGANIZATION, ITS OPERATING RESULTS WILL SUFFER.

        As a result of the merger, CardioTech acquired approximately 116 employees based at Gish's headquarters in Rancho Santa Margarita, California. As a result, CardioTech faces challenges inherent in efficiently managing an increased number of employees over large geographic distances, including the need to implement appropriate systems, policies, benefits and compliance programs. The inability to manage successfully the geographically more diverse and substantially larger combined organization, or any significant delay in achieving successful management, could have a material adverse effect on CardioTech and, as a result, on the market price of CardioTech's common stock.

THE MERGER COULD CAUSE GISH TO LOSE KEY PERSONNEL, WHICH COULD MATERIALLY AFFECT THE COMBINED ORGANIZATION'S BUSINESS AND RESULT IN SUBSTANTIAL COSTS TO RECRUIT REPLACEMENTS FOR LOST PERSONNEL.

        As a result of Gish's change in ownership, current and prospective Gish employees may experience uncertainty about their future roles within the combined organization. This uncertainty may adversely affect the ability of Gish to attract and retain key management, sales, marketing and technical personnel. In addition, in connection with the merger, certain employees are entitled to acceleration of vesting of stock options, which may adversely affect the ability of CardioTech to retain such employees following the merger. Any failure to attract and retain key personnel could have a material adverse effect on the businesses of Gish and CardioTech.

THE MARKET PRICE OF CARDIOTECH COMMON STOCK MAY DECLINE AS A RESULT OF THE MERGER.

        The market price of CardioTech common stock may decline as a result of the merger if:

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  the integration of Gish's business is unsuccessful;

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  CardioTech does not achieve the expected benefits of the merger as rapidly or to the extent anticipated by financial analysts or investors; or

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  the effect of the merger on financial results is not consistent with the expectations of financial analysts or investors.

CHARGES TO EARNINGS RESULTING FROM THE APPLICATION OF THE PURCHASE METHOD OF ACCOUNTING MAY ADVERSELY AFFECT THE MARKET VALUE OF CARDIOTECH COMMON STOCK FOLLOWING THE MERGER.

        In accordance with accounting principles generally accepted in the United States, CardioTech will account for the merger using the purchase method of accounting. The combined organization will allocate the total estimated purchase price to Gish's assets and liabilities based on their fair values as of the date of completion of the merger, and record the excess of the purchase price if any over those fair values as goodwill. CardioTech will incur additional amortization expenses over the estimated useful lives of certain of the intangible assets acquired in connection with the merger, which are, based on preliminary estimates, expected to be approximately $440,000 in total, resulting in additional amortization expense of approximately $63,000 on an annual basis over the next 5 to 10 years. In addition, to the extent the value of goodwill or intangible assets with indefinite lives becomes impaired, CardioTech may be required to incur material charges relating to the impairment of those assets.

RISKS RELATED TO CARDIOTECH'S BUSINESS

CARDIOTECH'S OPERATING RESULTS FLUCTUATE SIGNIFICANTLY BECAUSE OF A NUMBER OF FACTORS, MANY OF WHICH ARE BEYOND ITS CONTROL.

        CardioTech's operating results may fluctuate significantly. Some of the factors that may affect its quarterly and annual results are:

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  the reduction, rescheduling or cancellation of product orders and development and design services requested by customers;

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  fluctuations in timing and amount of customer requests for product shipments;

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  the cyclical nature of the medical equipment industry;

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  fluctuations in its manufacturing yields and yield losses;

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  availability of production capacity;

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  changes in the mix of products and design and development services that its customers purchase;

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  competitive pressures on selling prices;

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  the amount and timing of costs associated with product warranties and returns;

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  the amount and timing of investments in research and development;

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  changes in its product distribution channels and the timeliness of receipt of distributor resale information;

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  the impact of vacation schedules and holidays, largely during the second and third fiscal quarters of its fiscal year; and

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  difficulties in forecasting demand for its products and the planning and managing of inventory levels.

        As a result of these factors, many of which are difficult to control or predict, as well as the other risk factors discussed in this joint proxy statement/prospectus, CardioTech may experience material adverse fluctuations in its future operating results on a quarterly or annual basis.

THE MEDICAL DEVICE INDUSTRY IS CYCLICAL, AND AN INDUSTRY DOWNTURN COULD ADVERSELY AFFECT CARDIOTECH'S OPERATING RESULTS.

        Business conditions in the medical device industry have rapidly changed between periods of strong and weak demand. The industry is characterized by:

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  periods of overcapacity and production shortages;

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  cyclical demand for products;

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  changes in product mix in response to changes in demand of products;

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  variations in manufacturing costs and yields;

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  rapid technological change and the introduction of new products by customers;

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  price erosion; and

  •
  expenditures for product development.

        These factors could harm CardioTech's business and cause its operating results to suffer.

THE FAILURE TO COMPLETE DEVELOPMENT OF CARDIOTECH'S MEDICAL TECHNOLOGY, OBTAIN GOVERNMENT APPROVALS, INCLUDING REQUIRED FDA APPROVALS, OR TO COMPLY WITH ONGOING GOVERNMENTAL REGULATIONS COULD DELAY OR LIMIT INTRODUCTION OF CARDIOTECH'S PROPOSED PRODUCTS AND RESULT IN FAILURE TO ACHIEVE REVENUES OR MAINTAIN CARDIOTECH'S ONGOING BUSINESS.

        CardioTech's research and development activities, the manufacture and marketing of its intended coronary artery bypass graft product is subject to extensive regulation for safety, efficacy and quality by numerous government authorities in the United States and abroad. Before receiving clearance from the Food and Drug Administration ("FDA") to market its proposed graft, CardioTech will have to demonstrate that its grafts are safe and effective on the patient population. While CardioTech has done some preliminary animal trials and have seen acceptable results, there can be no assurance that acceptable results will be obtained in human trials. Clinical trials, manufacturing and marketing of medical devices are subject to the rigorous testing and approval process of the FDA and equivalent foreign regulatory authorities. The Federal Food, Drug and Cosmetic Act and other federal, state and foreign statutes and regulations govern and influence the testing, manufacture, labeling, advertising, distribution and promotion of drugs and medical devices. As a result, clinical trials and regulatory approval of the coronary artery bypass graft can take a number of years or longer to accomplish and require the expenditure of substantial financial, managerial and other resources.

        In order to be commercially viable, CardioTech must successfully research, develop, obtain regulatory approval for, manufacture, introduce, market and distribute its grafts. For each device incorporating its artificial grafts, CardioTech must successfully meet a number of critical developmental milestones, including:

  •
  demonstrate benefit from the use of CardioTech's grafts in various contexts such as coronary artery bypass surgery:

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  demonstrate through pre-clinical and clinical trials that CardioTech's grafts are safe and effective: and

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  establish a viable good manufacturing process capable of potential scale-up.

        The time-frame necessary to achieve these developmental milestones may be long and uncertain, and CardioTech may not successfully complete these milestones for any of its intended products in development.

        In order to conduct clinical trials that are necessary to obtain approval by FDA to market a product, it is necessary to receive clearance from the FDA to conduct such clinical trials. The FDA can halt clinical trials at any time for safety reasons or because CardioTech or its clinical investigators do not follow the FDA's requirements for conducting clinical trials. If CardioTech is unable to receive clearance to conduct clinical trials or the trials are halted by the FDA, CardioTech would not be able to achieve any revenue from such product as it is illegal to sell any medical device for human consumption without FDA approval.

CARDIOTECH HAS INCURRED SUBSTANTIAL OPERATING LOSSES AND RISKS NEVER GENERATING ANY MEANINGFUL REVENUE OR EARNING ANY PROFITS.

        CardioTech has had sales of $1,523,000 for the six months ended September 30, 2002 and CardioTech incurred losses aggregating $525,000 in the same period. An investor in CardioTech's shares must assume the risk that CardioTech will never be profitable. None of CardioTech's coronary artery graft products and technologies have ever been utilized on a commercial basis. CardioTech's ability to generate enough revenues to achieve profits will depend on a variety of factors, many of which are outside its control, including:

  •
  size of market,

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  competition and other solutions,

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  extent of patent and intellectual property protection afforded to its products,

  •
  cost and availability of raw material and intermediate component supplies,

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  changes in governmental (including foreign governmental) initiatives and requirements,

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  changes in domestic and foreign regulatory requirements,

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  costs associated with equipment development, repair and maintenance, and

  •
  the ability to manufacture and deliver products at prices that exceed CardioTech's costs.

        Even if at some point CardioTech begins to generate significant revenues, its ability to record net income will be impacted adversely to the extent of $83,000 annually by non-cash charges of amortization of intangible assets, in addition to other costs.

CARDIOTECH'S MARKETS ARE SUBJECT TO TECHNOLOGICAL CHANGE AND CARDIOTECH'S SUCCESS DEPENDS ON ITS ABILITY TO DEVELOP AND INTRODUCE NEW PRODUCTS PRIMARILY IN CARDIOTHORACIC SURGERY.

        The cardiothoracic market for CardioTech's products are characterized by:

  •
  changing technologies;

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  changing customer needs;

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  frequent new product introductions and enhancements;

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  increased integration with other functions; and

  •
  product obsolescence.

        To develop new products and designs for its cardiothoracic market, CardioTech must develop, gain access to and use leading technologies in a cost effective and timely manner and continue to expand its technical and design expertise. Failure to do so could cause CardioTech to lose its competitive position and seriously impact its future revenues.

CARDIOTECH HAS LIMITED MANUFACTURING EXPERIENCE AND ONCE ITS PRODUCTS ARE APPROVED, IT MAY NOT BE ABLE TO MANUFACTURE SUFFICIENT QUANTITIES AT AN ACCEPTABLE COST.

        CardioTech remains in the research and development phase of its arterial grafts. Accordingly, once CardioTech's products are approved for commercial sale CardioTech will need to establish the capability to commercially manufacture its product(s) in accordance with FDA and other regulatory requirements. CardioTech has limited experience in establishing, supervising and conducting commercial manufacturing. If CardioTech fails to adequately establish, supervise and conduct all aspects of the manufacturing processes, it may not be able to commercialize its products. CardioTech does not presently own manufacturing facilities necessary to provide clinical or commercial quantities of CardioTech's intended products. If the merger is approved, CardioTech may be able to have manufacturing capabilities at the Gish facilities.

        CardioTech presently relies on a third party contractor, Credent Vascular Technologies Ltd., to manufacture all of its grafts for CardioTech's limited use. This exposes CardioTech to the risk of not being able to directly oversee the production and quality of the manufacturing process. This supplier has been late in supplying CardioTech with grafts that CardioTech ordered for the proposed clinical trials. This foreign contractor, may experience regulatory compliance difficulty, mechanic shut downs, employee strikes, or any other unforeseeable acts that may delay production. Furthermore, Credent has developed an expertise in the manufacturing process and with the machinery that may not get transferred to CardioTech which may delay or adversely effect CardioTech's business. Pursuant to an agreement, CardioTech has requested that Credent act in good faith to transfer the technology to CardioTech in exchange for payment of personnel time plus 40% uplift.

CARDIOTECH'S ABILITY TO GROW AND SUSTAIN GROWTH LEVELS MAY BE ADVERSELY AFFECTED BY THE RECENT SLOWDOWN IN THE U.S. ECONOMY.

        Due to the recent decrease in corporate profits, capital spending and consumer confidence, CardioTech has experienced weakness in certain of its end markets. CardioTech is primarily susceptible when clients stop placing orders for it to build prototypes or develop certain specialized medical device through its subsidiary CDT. The medical commercial markets, including bio-medical research and development and medical devices manufacturing, have been affected by the recent slowdown in the U.S. economy. If the economic slowdown continues and capital spending for research and development from its clients decreases, CardioTech's business, financial condition and results of operations may be adversely affected.

CARDIOTECH COULD BE HARMED BY LITIGATION INVOLVING PATENTS AND OTHER INTELLECTUAL PROPERTY RIGHTS.

        None of CardioTech's patents or other intellectual property rights have been successfully challenged to date. However, in the future, CardioTech could be accused of infringing the intellectual property rights of other third parties. CardioTech also has certain indemnification obligations to customers with respect to the infringement of third party intellectual property rights by its products. No assurance can be provided that any future infringement claims by third parties or claims for indemnification by customers or end users of CardioTech products resulting from infringement claims will not be asserted or that assertions of infringement, if proven to be true, will not harm its business.

        In the event of any adverse ruling in any intellectual property litigation, CardioTech could be required to pay substantial damages, cease the manufacturing, use and sale of infringing products, discontinue the use of certain processes or obtain a license from the third party claiming infringement with royalty payment obligations by CardioTech.

        Any litigation relating to the intellectual property rights of third parties, whether or not determined in CardioTech's favor or settled by CardioTech, is costly and may divert the efforts and attention of its management and technical personnel.

CARDIOTECH MAY NOT BE ABLE TO PROTECT ITS INTELLECTUAL PROPERTY RIGHTS ADEQUATELY.

        CardioTech's ability to compete is affected by its ability to protect its intellectual property rights. CardioTech relies on a combination of patents, trademarks, copyrights, trade secrets, confidentiality procedures and non-disclosure and licensing arrangements to protect its intellectual property rights.

Despite these efforts, CardioTech cannot be certain that the steps it takes to protect its proprietary information will be adequate to prevent misappropriation of its technology, or that its competitors will not independently develop technology that is substantially similar or superior to its technology. More specifically, CardioTech cannot assure you that any future applications will be approved, or that any issued patents will provide it with competitive advantages or will not be challenged by third parties. Nor can CardioTech assure you that, if challenged, its patents will be found to be valid or enforceable, or that the patents of others will not have an adverse effect on its ability to do business. Furthermore, others may independently develop similar products or processes, duplicate CardioTech's products or processes or design their products around any patents that may be issued to CardioTech.

THE CARDIOVASCULAR MARKET IN WHICH CARDIOTECH PARTICIPATES IS INTENSELY COMPETITIVE.

        The original equipment manufacturing market is intensely competitive. Clients have numerous choices in terms of firms that produce prototypes or test products for medical devices. CardioTech's ability to compete successfully in its target markets, some of which include cardiovascular, gastrointestinal, orthopedic, depends on the following factors:

  •
  product quality, design, reliability and performance;

  •
  product features;

  •
  timely delivery of products and designs;

  •
  price; and

  •
  breadth of product line.

        In addition, CardioTech's competitors or customers may offer new products based on new technologies, industry standards or end user or customer requirements, including products that have the potential to replace, or provide lower cost or higher performance alternatives to, CardioTech's products. The introduction of new products by CardioTech's competitors or customers could render its existing and future products obsolete or unmarketable. Many of CardioTech's competitors, such as MedSource Technologies, Inc. or Horizon Medical have greater financial, technical, marketing and management resources than it has.

        In connection with the coronary bypass graft, CardioTech knows of only one other company, Thoratec Cardiosystems, Inc., that is developing similar grafts. Thoratec has already completed its Phase I clinical trial. They have announced that they must evaluate the results and have not commenced Phase II clinical trials.

CARDIOTECH'S FUTURE SUCCESS DEPENDS ON THE CONTINUED SERVICE OF MANAGEMENT, ENGINEERING AND SALES PERSONNEL AND ITS ABILITY TO IDENTIFY, HIRE AND RETAIN ADDITIONAL PERSONNEL.

        CardioTech's success depends, to a significant extent, upon the efforts and abilities of Dr. Michael Szycher, its president and chief executive officer, and other members of senior management. The loss of the services of one or more of CardioTech's senior management or other key employees could adversely affect its business. CardioTech does not maintain key person life insurance on any of its officers, employees or consultants.

        There is intense competition for qualified employees in the medical industry, particularly for highly skilled design, applications and engineers and sales people. CardioTech may not be able to continue to attract and retain technologists, managers, or other qualified personnel necessary for the development of its business or to replace qualified individuals who could leave CardioTech at any time in the future. CardioTech's anticipated growth is expected to place increased demands on its resources, and will likely require the addition of new management and engineering staff as well as the development of additional expertise by existing management employees. If CardioTech loses the services of or fails to recruit engineers or other technical and management personnel, its business could be harmed.

PERIODS OF RAPID GROWTH AND EXPANSION COULD PLACE A SIGNIFICANT STRAIN ON CARDIOTECH'S RESOURCES, INCLUDING ITS EMPLOYEE BASE.

        To manage its possible future growth effectively, CardioTech will be required to continue to improve its operational, financial and management systems. In doing so, CardioTech will periodically implement new software and other systems that will affect its internal operations regionally or globally. Presently, CardioTech is upgrading its enterprise resource planning software to integrate its operations. The conversion process is complex and requires, among other things, that data from its existing system be made compatible with the upgraded system. During the transition to this upgrade, CardioTech could experience delays in ordering materials, inventory tracking problems and other inefficiencies, which could cause delays in shipments of products to its customers.

        Future growth will also require CardioTech to successfully hire, train, motivate and manage its employees. In addition, CardioTech's continued growth and the evolution of its business plan will require significant additional management, technical and administrative resources. CardioTech may not be able to effectively manage the growth and evolution of its current business.

CARDIOTECH IS EXPOSED TO PRODUCT LIABILITY, CLINICAL AND PRECLINICAL LIABILITY RISKS WHICH COULD PLACE A SUBSTANTIAL FINANCIAL BURDEN UPON IT, SHOULD IT BE SUED, BECAUSE CARDIOTECH DOES NOT CURRENTLY HAVE PRODUCT LIABILITY INSURANCE ABOVE AND BEYOND CARDIOTECH'S GENERAL INSURANCE COVERAGE.

        CardioTech's business exposes it to potential product liability and other liability risks that are inherent in the testing, manufacturing and marketing of medical products. CardioTech cannot assure that such potential claims will not be asserted against it. In addition, the use in CardioTech's clinical trials of medical products that CardioTech's potential collaborators may develop and the subsequent sale of these products by CardioTech or CardioTech's potential collaborators may cause CardioTech to bear a portion of or all product liability risks. A successful liability claim or series of claims brought against CardioTech could have a material adverse effect on its business, financial condition and results of operations.

        CardioTech does not currently have any product liability insurance relating to clinical trials. CardioTech cannot assure you that CardioTech will be able to obtain or maintain adequate product liability insurance on acceptable terms, if at all, or that such insurance will provide adequate coverage against CardioTech's potential liabilities. Furthermore, CardioTech's current and potential partners with whom CardioTech has collaborative agreements with or CardioTech's future licensees may not be willing to indemnify CardioTech against these types of liabilities and may not themselves be sufficiently insured or have a net worth sufficient to satisfy any product liability claims. Claims or losses in excess of any product liability insurance coverage that may be obtained by CardioTech could have a material adverse effect on CardioTech's business, financial condition and results of operations.

CARDIOTECH MAY BE AFFECTED BY ENVIRONMENTAL LAWS AND REGULATIONS.

        CardioTech is subject to a variety of laws, rules and regulations in the United States related to the use, storage, handling, discharge and disposal of certain chemical materials such as isocyanates, dimethylacetamide, and glycols used in its research and manufacturing process. Any of those regulations could require CardioTech to acquire expensive equipment or to incur substantial other expenses to comply with them. If CardioTech incurs substantial additional expenses, product costs could significantly increase. CardioTech's failure to comply with present or future environmental laws, rules and regulations could result in fines, suspension of production or cessation of operations.

CARDIOTECH FACES THE RISK OF FINANCIAL EXPOSURE TO PRODUCT LIABILITY CLAIMS ALLEGING THAT THE USE OF DEVICES THAT INCORPORATE ITS PRODUCTS RESULTED IN ADVERSE EFFECTS.

        CardioTech currently assists in the development of certain medical products and prototypes for third parties, including components in other products. CardioTech's subsidiary, CDT, produces components for medical manufacturers used in products such as catheters and disposable devices. Product liability risks may exist even for those medical devices that have received regulatory approval for commercial sale or even for products undergoing regulatory review. CardioTech does not currently carry product liability insurance, and any defects in its products used in these devices could result in significant recall or product liability costs to CardioTech.

WHILE CARDIOTECH HAS SUCCESSFULLY INTEGRATED ACQUISITIONS IN THE PAST CARDIOTECH MAY NOT BE SUCCESSFUL INTEGRATING CARDIOTECH'S FUTURE ACQUISITIONS.

        CardioTech has in the past made, and may in the future make, acquisitions. These acquisitions, including the acquisition of Gish, involve numerous risks, including:

  •
  diversion of management's attention;

  •
  failure to retain key personnel of the acquired business;

  •
  amortization of acquired intangible assets, which could depress future earnings;

  •
  customer dissatisfaction or performance problems with an acquired company;

  •
  the cost associated with acquisitions and the integration of acquired operations; and

  •
  assumption of known or unknown liabilities or other unanticipated events or circumstances.

        CardioTech cannot assure that it will be able to successfully acquire other businesses or product lines or integrate them into its operations without substantial expense, delay in implementation or other operational or financial problems.

CARDIOTECH'S STOCK PRICE IS VOLATILE.

        The market price of CardioTech's common stock has fluctuated significantly to date. During 2002, CardioTech's stock price ranged from 2.20 to 1.10. The future market price of CardioTech's common stock may also fluctuate significantly due to:

  •
  variations in CardioTech's actual or expected quarterly operating results;

  •
  announcements or introductions of new products;

  •
  technological innovations by CardioTech's competitors or development setbacks by CardioTech;

  •
  the commencement or adverse outcome of litigation;

  •
  changes in analysts' estimates of CardioTech's performance or changes in analysts' forecasts regarding CardioTech's industry, competitors or customers;

  •
  announcements of merger or acquisition transactions; or

  •
  general economic and market conditions.

        In addition, the stock market in recent years has experienced extreme price and volume fluctuations that have affected the market prices of many medical and biotechnology companies. These fluctuations have often been unrelated or disproportionate to the operating performance of companies in CardioTech's industry, and could harm the market price of CardioTech's common stock.

IF CARDIOTECH'S COMMON STOCK BECOMES SUBJECT TO "PENNY STOCK" RULES, YOU MAY HAVE GREATER DIFFICULTY SELLING YOUR SHARES.

        Should the American Stock Exchange de-list CardioTech's shares as discussed above, CardioTech will likely become a "penny stock" and subject to the "penny stock" rules. The Securities Enforcement and Penny Stock Reform Act of 1990 applies to stock characterized as "penny stocks," and requires additional disclosure relating to the market for penny stocks in connection with trades in any stock defined as a penny stock. The SEC has adopted regulations that generally define a penny stock to be any equity security that has a market price of less than $5.00 per share, subject to certain exceptions. The exceptions include equity securities listed on a national exchange or equity securities issued by an issuer that has:

  •
  net tangible assets of at least $2,000,000, if the issuer has been in continuous operation for at least three years;

  •
  net tangible assets of at least $5,000,000, if the issuer has been in continuous operation for less than three years; or

  •
  average annual revenue of at least $6,000,000 for the last three years.

        Unless an exception is available, the regulations require the delivery, prior to any transaction involving a penny stock, of a disclosure schedule explaining the penny stock market and the associated risks.

        If CardioTech's common stock is de-listed from the American Stock Exchange, then trading in the common stock will be covered by Rules 15g-1 through 15g-6 and 15g-9 promulgated under the Securities Exchange Act. Under those rules, broke-dealers who recommend such securities to persons other than their established customers and institutional and accredited investors must make a special written suitability determination for the purchaser and must have received the purchaser's written agreement to a transaction prior to sale. These regulations would restrict the ability of broker-dealers to trade in CardioTech common stock and thus would make it more difficult for purchasers of common stock to sell their securities in the secondary market. The market liquidity for the common stock could be adversely affected.

        CardioTech believes that it will be able to be listed as a penny stock should it get de-listed from the American Stock Exchange in the near future because among other requirements it has net tangible assets of at least $2 million and has been in business for at least three years. The value of CardioTech's current net tangible assets as of September 30, 2002 was $4,581,000. However, investors should be aware that these rules could change at any time and CardioTech's business and financial condition may deteriorate further and disqualify it from the penny stock requirements.

THE ANTI-TAKEOVER PROVISIONS OF CARDIOTECH'S AMENDED AND RESTATED CERTIFICATE OF INCORPORATION AND OF THE MASSACHUSETTS CORPORATION LAW MAY DELAY, DEFER OR PREVENT A CHANGE OF CONTROL.

        CardioTech's board of directors has the authority to issue up to 5,000,000 shares of preferred stock and to determine the price, rights, preferences and privileges and restrictions, including voting rights, of those shares without any further vote or action by its stockholders. The rights of the holders of common stock will be subject to, and may be harmed by, the rights of the holders of any shares of preferred stock that may be issued in the future. The issuance of preferred stock may delay, defer or prevent a change in control because the terms of any issued preferred stock could potentially prohibit CardioTech's consummation of any merger, reorganization, sale of substantially all of its assets, liquidation or other extraordinary corporate transaction, without the approval of the holders of the outstanding shares of preferred stock. In addition, the issuance of preferred stock could have a dilutive effect on CardioTech's stockholders.

        CardioTech's stockholders must give substantial advance notice prior to the relevant meeting to nominate a candidate for director or present a proposal to its stockholders at a meeting. These notice requirements could inhibit a takeover by delaying stockholder action. In addition, CardioTech's bylaws and Massachusetts law provide for staggered board members with each member elected for three years. In addition, directors may be removed by stockholders only for cause and a vote of 80% of the stock.

DIVIDEND POLICY.

        CardioTech currently expects to retain all of CardioTech's future earnings, if any, to support the development of CardioTech's business and do not anticipate paying any cash or non-cash dividends to CardioTech's stockholders in the foreseeable future.

CARDIOTECH RECENTLY CHANGED AUDITORS AND HAS NOT OBTAINED THE CONSENT OF ARTHUR ANDERSEN LLP TO BE NAMED IN THIS PROSPECTUS AS HAVING AUDITED THE CARDIOTECH FINANCIAL STATEMENTS. THIS MAY LIMIT YOUR ABILITY TO ASSERT CLAIMS AGAINST ARTHUR ANDERSEN.

        On July 1, 2002, upon the recommendation of its audit committee, the Board of Directors of CardioTech dismissed Arthur Andersen LLP as its independent auditors and engaged Ernst & Young LLP as its independent auditors. Arthur Andersen's report on CardioTech's financial statements for fiscal year ended March 31, 2002 did not contain an adverse opinion or a disclaimer of opinion, and was not qualified or modified as to uncertainty, audit scope or accounting principles.

        Effective August 31, 2002, Arthur Anderson LLP relinquished its license to practice in front of the SEC. Under these circumstances, Rule 437(a) under the Securities Act permits the registration statement to be filed without a written consent from Arthur Andersen LLP. The absence of such consent may limit your recovery on certain claims. In particular, and without limitation, you will not be able to assert claims against Arthur Andersen LLP under Section 11 of the Securities Act for any untrue statement of a material fact contained in CardioTech's consolidated financial statements that appear in its Annual Report on Form 10-KSB for the fiscal year ended March 31, 2002 or any omission to state a material fact required to be stated therein.

        Arthur Andersen LLP audited CardioTech's consolidated financial statements, which are incorporated by reference in the registration statement, of which this joint proxy statement is a part, for the fiscal year ended March 31, 2002.

        BDO Seidman, LLP audited CardioTech's consolidated financial statements for the fiscal year ended March 31, 2001.

 RISKS RELATED TO CARDIOTECH'S GISH SUBSIDIARY'S BUSINESS

GISH HAS REPORTED LOSSES IN THE LAST SIX FISCAL YEARS AND MAY CONTINUE TO REPORT LOSSES IN THE NEAR FUTURE.

        Gish has reported net losses in the last six fiscal years and may continue to report net losses through at least the fiscal year ending June 30, 2003. Gish cannot assure you that its revenue will be maintained at the current level or increase in the future, and Gish may never achieve sustained profitability.

THE MEDICAL DEVICE INDUSTRY IS VERY COMPETITIVE AND GISH MAY NOT BE ABLE TO COMPETE.

        The medical device industry in general, and the market for products for use in cardiovascular surgery in particular, is intensely competitive and characterized by rapid innovation and technological advances. Product differentiation and performance, client service, reliability, cost and ease of use are important competitive considerations in the medical device industry. Gish expects that the current high levels of competition and technological change in the medical device industry in general, and the cardiovascular surgery products industry in particular, will continue to increase. Several companies offer devices which compete with devices manufactured by Gish, including Jostra-Bentley, COBE Cardiovascular, a division of Sorin Biomedica, Terumo, Medtronic, Inc. and Stryker Surgical. Most of Gish's competitors have longer operating histories and significantly greater financial, technical, research, marketing, sales, distribution and other resources than Gish. In addition, Gish's competitors have greater name recognition than Gish and frequently offer discounts as a competitive tactic. There can be no assurance that Gish's current competitors or potential future competitors will not succeed in developing or marketing technologies and products that are more effective or commercially attractive than those that have been and are being developed by Gish or that would render Gish's technologies and products obsolete or noncompetitive, or that such companies will not succeed in obtaining regulatory approval for, introducing or commercializing any such products prior to Gish. Any of the above competitive developments could have a material adverse effect on Gish's business, financial condition and results of operations and that of the combined companies if the merger is consummated.

GISH FACES A RISK OF DECLINING AVERAGE SELLING PRICES FOR ITS PRODUCTS THAT WOULD FURTHER ERODE ITS FINANCIAL POSITION.

        Gish is currently facing and may continue to face increasing pricing pressures from its current and future competitors, especially from competitors in the cardiovascular surgery products market. As a result of such pressures, Gish has been forced to lower the prices of certain of its products in order to maintain its market share. There can be no assurance that Gish will be able to maintain its market share in the cardiovascular surgery products market in the face of continuing pricing pressures. Over time, the average selling prices for Gish's products may continue to decline as the markets for these products continue to become more competitive. Any material reduction in the prices for Gish's products would negatively affect Gish's gross margin and the gross margin of the combined entity after the proposed merger and would require Gish to increase unit sales in order to maintain net sales.

GISH IS DEPENDENT ON INTERNATIONAL SALES OF ITS PRODUCTS.

        International net revenues accounted for approximately 19% of Gish's total net sales in fiscal 2002 and 2001. International sales are subject to a number of inherent risks, including the impact of possible recessionary environments in economies outside the U.S., unexpected changes in regulatory requirements and fluctuations in exchange rates of local currencies in markets where Gish sells its products. While Gish denominates all of its international sales in U.S. dollars, a relative strengthening in the U.S. dollar would increase the effective cost of the Company's products to international customers. The foregoing factors could reduce international sales of Gish's products and could have a material adverse effect on Gish's business, financial condition and results of operations.

THERE IS A RISK OF A MARKET WITHDRAWAL OR PRODUCT RECALL IN THE MEDICAL DEVICE INDUSTRY.

        Complex medical devices, such as Gish's products, can experience performance problems in the field that require review and possible corrective action by the manufacturer. Similar to many other medical device manufacturers, Gish periodically receives reports from users of its products relating to performance difficulties they have encountered. Gish expects that it will continue to receive customer reports regarding the performance and use of its products. Furthermore, there can be no assurance that component failures, manufacturing errors or design defects that could result in an unsafe condition or injury to the patient will not occur. If any such failures or defects were deemed serious, Gish could be required to withdraw or recall products, which could result in significant costs to Gish. There can be no assurance that market withdrawals or product recalls will not occur in the future. Any future product problems could result in market withdrawals or recalls of products, which could have a material adverse effect on Gish's and CardioTech's business, financial condition or results of operations.

        There can be no assurance that Gish will be able to successfully take corrective actions if required, nor can there be any assurance that any such corrective actions will not force Gish to incur significant costs. In addition, there can be no assurance any future recalls will not cause Gish to face increasing scrutiny from its customers, which could cause Gish to lose market share or incur substantial costs in order to maintain existing market share.

MEDICAL DEVICES ARE SUBJECT TO EXTENSIVE GOVERNMENT REGULATION AND OVERSIGHT.

        The manufacture and sale of medical devices, including products currently sold by Gish and Gish's other potential products, are subject to extensive regulation by numerous governmental authorities in the United States, principally the FDA, and corresponding state agencies, such as the California Department of Health Services ("CDHS"). In order for Gish to market its products for clinical use in the United States, Gish must obtain clearance from the FDA of a 510(k) pre-market notification or approval of a more extensive submission known as a pre-market approval ("PMA") application. In addition, certain material changes to medical devices also are subject to FDA review and clearance or approval. The process of obtaining FDA and other required regulatory clearances and approvals is lengthy, expensive and uncertain, frequently requiring from one to several years from the date of FDA submission if pre-market clearance or approval is obtained at all. Securing FDA clearances and approvals may require the submission of extensive clinical data and supporting information to the FDA.

        Sales of medical devices outside of the United States are subject to international regulatory requirements that vary from country to country. The time required to obtain approval for sales internationally may be longer or shorter than that required for FDA clearance or approval, and the requirements may differ. Gish has entered into distribution agreements for the foreign distribution of its products. These agreements generally require that the foreign distributor is responsible for obtaining all necessary regulatory approvals in order to allow sales of Gish's products in a particular country. There can be no assurance that Gish's foreign distributors will be able to obtain approval in a particular country for any future products of Gish

        Regulatory clearances or approvals, if granted, may include significant limitations on the indicated uses for which the product may be marketed. In addition, to obtain such clearances or approvals, the FDA and certain foreign regulatory authorities impose numerous other requirements with which medical device manufacturers must comply. FDA enforcement policy strictly prohibits the marketing of cleared or approved medical devices for uncleared or unapproved uses. In addition, product clearances or approvals could be withdrawn for failure to comply with regulatory standards or the occurrence of unforeseen problems following the initial marketing. Gish will be required to adhere to applicable FDA good manufacturing practice ("GMP") regulations and similar regulations in other countries, which include testing, control, and documentation requirements. Ongoing compliance with GMP and other applicable regulatory requirements will be monitored through periodic inspections by federal and state agencies, including FDA and CDHS, and by comparable agencies in other countries. Failure to comply with applicable regulatory requirements, including marketing products for unapproved uses, could result in, among other things, warning letters, fines, injunctions, civil penalties, recall or seizure of products, total or partial suspension of production, refusal of the government to grant pre-market clearance or pre-market approval for devices, withdrawal of clearances or approvals and criminal prosecution. Changes in existing regulations or adoption of new governmental regulations or policies could prevent or delay regulatory approval of Gish's products.

        There can be no assurance that Gish will be able to obtain FDA 510(k) clearance or PMA approval for its products under development or other necessary regulatory approvals or clearances on a timely basis or at all. Delays in receipt of or failure to receive U.S. or foreign clearances or approvals, the loss of previously obtained clearances or approvals, or failure to comply with existing or future regulatory requirements would have a material adverse effect on Gish's and CardioTech's business, financial condition and results of operations.

GISH IS EXPOSED TO PRODUCT LIABILITY RISK WITH LIMITED INSURANCE COVERAGE.

        The manufacture and sale of medical products entail significant risk of product liability claims. Gish maintains insurance with respect to such claims, but there can be no assurance that Gish's existing annual insurance coverage limits of $3 million per occurrence and $3 million in the aggregate will be adequate to protect the Company from any liabilities it might incur in connection with the clinical trials or sales of its products. In addition, Gish may require increased product liability coverage if and when products under development are successfully commercialized. Such insurance is expensive and in the future may not be available on acceptable terms, or at all. A successful product liability claim or series of claims brought against Gish in excess of its insurance coverage, could have a material adverse effect on its business, financial condition and results of operations.

NEW PRODUCT DEVELOPMENT IN THE MEDICAL DEVICE INDUSTRY IS BOTH COSTLY AND LABOR INTENSIVE WITH VERY LOW SUCCESS RATES FOR SUCCESSFUL COMMERCIALIZATION.

        Gish's success is dependent in part on the design and development of new products in the medical device industry. The product development process is time-consuming and costly, and there can be no assurance that product development will be successfully completed, that necessary regulatory clearances or approvals will be granted by the FDA on a timely basis, or at all, or that the potential products will achieve market acceptance. Failure by Gish to develop, obtain necessary regulatory clearances or approvals for, or successfully market potential new products could have a material adverse effect on Gish's and CardioTech's business, financial condition and results of operations.

GISH IS DEPENDENT ON A FEW CRITICAL VENDORS.

        Gish has various "sole source" vendors who supply key components for Gish's products. While Gish believes alternate supply sources could be developed, Gish could incur significant costs to obtain alternate components. The alternate components could also require regulatory approval, the denial or delay of which, could adversely affect Gish's ability to provide products to its customers.

GISH IS DEPENDENT UPON KEY PERSONNEL.

        Gish is dependent upon a number of key management and technical personnel. The loss of the services of one or more key employees could have a material adverse effect on Gish. Gish's success will also depend on its ability to attract and retain additional highly qualified management and technical personnel. Gish faces intense competition for qualified personnel, many of whom are often subject to competing employment offers, and there can be no assurance that Gish will be able to attract and retain such personnel.

POTENTIAL HEALTHCARE REFORM LEGISLATION MAY ADVERSE AFFECT GISH'S BUSINESS.

        Political, economic and regulatory influences are subjecting the healthcare industry in the United States to fundamental change. Potential reforms proposed over the last several years have included mandated basic healthcare benefits, controls on healthcare spending through limitations on the growth of private health insurance premiums and Medicare and Medicaid spending, the creation of large insurance purchasing groups and fundamental changes in the healthcare delivery system. In addition, some states in which Gish operates are also considering various healthcare reform proposals. Gish anticipates that federal and state governments will continue to review and assess alternative healthcare delivery systems and payment methodologies and public debate of these issues will likely continue in the future. Due to uncertainties regarding the ultimate features of reform initiatives and their enactment and implementation, the Company cannot predict which, if any, of such reform proposals will be adopted, when they may be adopted or what impact they may have on Gish and there can be no assurance that the adoption of reform proposals will not have a material adverse effect on Gish's and CardioTech's business, operating results or financial condition.

GISH MAY BE AFFECTED BY ENVIRONMENTAL LAWS AND REGULATIONS

        In the ordinary course of its manufacturing process, Gish uses solvents which are stored on-site. The waste created by the use of these products is transported off-site on a regular basis by a state-registered waste hauler. Although Gish is not aware of any claim involving violation of environmental or occupational safety and health laws and regulations, there can be no assurance that such a claim may not arise in the future, which may have a material adverse effect on Gish.

USE OF PROCEEDS

        The Company will not receive any proceeds from sales by selling securityholders.

SELLING SECURITYHOLDERS

        The following table and notes set forth, the name of each Gish selling securityholder, the nature of any position, office, or other material relationship which the selling securityholder has had, within the past three years, with Gish or CardioTech or with any of our predecessors or affiliates, the amount of shares of CardioTech common stock that are beneficially owned by such securityholder, the amount to be offered for the securityholder's account and the amount to be owned by such securityholder after completion of the offering.

Selling Securityholder	Number of Shares of CardioTech Common Stock Expected to be Beneficially Owned Prior to the Offering		Number of Shares of CardioTech Common Stock Being Offered Hereby
Asset Value Fund Limited Partnership(1)	792,435		792,435
Craig Corporation (through its controlling interest in Citadel Holding Corporation)(2)	783,711		783,711
Kelly D. Scott(3)	527,887	(4)	138,649
John S. Hagestad(5)	186,821	(6)	180,110
Ray R. Coulter(7)	12,319	(8)	5,608

Total	2,303,173		1,900,513

(1)
Gish director, John W. Galuchie, Jr., is the Treasurer and Secretary of Asset Value Management, Inc., the sole general partner of Asset Value Fund Limited Partnership. Mr. Galuchie has been a director of Gish since 1999.

(2)
Former Gish director, James J. Cotter, is an affiliate of Craig Corporation. Mr. Cotter was a Gish director from 1999 to 2002.

(3)
Mr. Scott has served as the President/CEO of Gish since May 2000.

(4)
Includes 389,238 shares subject to options.

(5)
Mr. Hagestad has served as a member of the board of directors of Gish since 1979.

(6)
Includes 6,711 shares subject to options.

(7)
Mr. Coulter has served as a member of the board of directors of Gish since 1979.

(8)
Includes 6,711 shares subject to options.

Because the selling securityholders may, under this prospectus, sell all or some portion of their CardioTech common stock, no estimate can be given as to the amount of CardioTech common stock that will be held by the selling securityholders upon completion of the offering. In addition, the selling securityholders identified above may have sold, transferred or otherwise disposed of all or a portion of their CardioTech common stock after the date on which they provided information regarding their share holdings.

PLAN OF DISTRIBUTION

        Selling securityholders may offer and sell, from time to time, the shares of our common stock covered by this prospectus. We refer to the common stock as the securities. The term selling securityholders includes donees, pledgees, transferees or other successors-in-interest selling securities received after the date of this prospectus from a selling securityholder as a gift, pledge, partnership distribution or other non-sale related transfer. The selling securityholders will act independently of us in making decisions with respect to the timing, manner and size of each sale. Sales may be made on one or more exchanges or in the over-the-counter market or otherwise, at prices and under terms then prevailing or at prices related to the then current market price or in negotiated transactions. The selling securityholders may sell their securities by one or more of, or a combination of, the following methods:

  •
  purchases by a broker-dealer as principal and resale by the broker-dealer for its own account pursuant to this ul prospectus;

  •
  ordinary brokerage transactions and transactions in which the broker solicits purchasers;

  •
  block trades in which the broker-dealer so engaged will attempt to sell the securities as agent but may position and resell a portion of the block as principal to facilitate the transaction;

  •
  an over-the-counter distribution in accordance with the rules of the Nasdaq National Market;

  •
  in privately negotiated transactions; and

  •
  in options transactions.

        The shares of our common stock will be listed, and may be traded, on the American Stock Exchange under the symbol "CTE."

        In addition, the selling securityholders may sell any securities that qualify pursuant to Rule 144 under the Securities Act rather than pursuant to this prospectus.

        To the extent required, we may amend or supplement this prospectus to describe a specific plan of distribution. In connection with distributions of the securities or otherwise, the selling securityholders may enter into hedging transactions with broker-dealers or other financial institutions. In connection with those transactions, broker-dealers or other financial institutions may engage in short sales of shares of our common stock in the course of hedging the positions they assume with selling securityholders. The selling securityholders may also shares of our common stock short and redeliver the securities to close out their short positions. The selling securityholders may also enter into option or other transactions with broker-dealers or other financial institutions that require the delivery to the broker-dealer or other financial institution of securities offered by this prospectus, which securities the broker-dealer or other financial institution may resell pursuant to this prospectus, as supplemented or amended to reflect the transaction. The selling securityholders may also pledge securities to a broker-dealer or other financial institution, and, upon a default, the broker-dealer or other financial institution, may effect sales of the pledged securities pursuant to this prospectus, as supplemented or amended to reflect the transaction.

        In effecting sales, broker-dealers or agents engaged by the selling securityholders may arrange for other broker-dealers to participate. Broker-dealers or agents may receive commissions, discounts or concessions from the selling securityholders in amounts to be negotiated immediately prior to the sale.

        In offering the securities covered by this prospectus, the selling securityholders and any broker-dealers who execute sales for the selling securityholders may be treated as "underwriters" within the meaning of the Securities Act in connection with sales. Any profits realized by the selling securityholders and the compensation of any broker-dealer may be treated as underwriting discounts and commissions.

        The selling securityholders and any other person participating in a distribution will be subject to the Exchange Act. The Exchange Act rules include, without limitation, Regulation M, which may limit the timing of purchases and sales of any of the securities by the selling securityholders and other participating persons. In addition, Regulation M may restrict the ability of any person engaged in the distribution of the securities to engage in market-making activities with respect to the particular security being distributed for a period of up to five business days prior to the commencement of the distribution. This may affect the marketability of the securities and the ability of any person or entity to engage in market-making activities with respect to the securities.

        We will make copies of this prospectus available to the selling securityholders for the purpose of satisfying the prospectus delivery requirements of the Securities Act, which may include delivery through the facilities of the American Stock Exchange pursuant to Rule 153 under the Securities Act. The selling securityholders may indemnify any broker-dealer that participates in transactions involving the sale of the securities against certain liabilities, including liabilities arising under the Securities Act.

        At the time a particular offer of securities is made, if required, a prospectus supplement will be distributed that will set forth the number of securities being offered and the terms of the offering, including the name of any underwriter, dealer or agent, the purchase price paid by any underwriter, any discount, commission and other item constituting compensation, any discount, commission or concession allowed or reallowed or paid to any dealer, and the proposed selling price to the public.

DESCRIPTION OF CARDIOTECH CAPITAL STOCK

        The authorized capital stock of CardioTech consists of 50,000,000 shares of common stock and 5,000,000 shares of preferred stock, $0.01 par value per share.

COMMON STOCK

        Holders of CardioTech common stock are entitled to one vote for each share held on all matters submitted to a vote of stockholders and do not have cumulative voting rights. Accordingly, holders of a majority of the shares of CardioTech common stock entitled to vote in any election of directors may elect all of the directors standing for election. Holders of CardioTech common stock are entitled to receive ratably such dividends, if any, as may be declared by the board of directors out of funds legally available therefor, subject to any preferential dividend rights of outstanding preferred stock. Upon the liquidation, dissolution or winding up of CardioTech, the holders of CardioTech common stock are entitled to receive ratably the net assets of CardioTech available after the payment of all debts and liabilities and subject to the prior rights of any outstanding preferred stock. Holders of common stock have no preemptive, subscription, redemption or conversion rights. Holders of CardioTech common stock are, and the shares being distributed in the distribution will be, when distributed, fully paid and nonassessable. The rights, preferences and privileges of holders of CardioTech common stock are subject to, and may be adversely affected by, the rights of the holders of shares of any series of preferred stock which CardioTech may designate and issue in the future.

PREFERRED STOCK

        The board of directors may, without further action of the stockholders of CardioTech, issue preferred stock in one or more series and fix the rights and preferences thereof, including the dividend rights, dividend rates, conversion rights, voting rights, pre-emptive rights, terms of redemption (including sinking fund provisions), redemption prices and liquidation preferences. The Certificate of Incorporation of CardioTech grants the board of directors authority to issue preferred stock and to determine its rights and preferences without the need for further stockholder approval to eliminate delays associated with a stockholder vote on specific issuances. The issue of preferred stock, while providing desirable flexibility in connection with possible financings, could have the effect of making it more difficult for a third party to acquire, or of discouraging a third party from acquiring, a majority of the outstanding voting stock of CardioTech. CardioTech has no present plans to issue any shares of preferred stock and there are no such shares of preferred stock outstanding.

TRANSFER AGENT AND REGISTRAR

        The transfer agent and registrar for CardioTech common shares is American Stock Transfer & Trust Company. Its address is 59 Maiden Lane, New York, New York 10038, and its telephone number at that location is (212) 936-5100.

LEGAL MATTERS

        The validity of the shares of CardioTech common stock offered has been passed upon for CardioTech by Ellenoff Grossman & Schole LLP of New York, New York. Certain tax consequences of the merger were passed upon for CardioTech by Ellenoff Grossman & Schole LLP and Gish by Gibson, Dunn & Crutcher LLP.

EXPERTS

        The consolidated financial statements of CardioTech appearing in CardioTech's Annual Report on Form 10-KSB for the fiscal year ended March 31, 2002, incorporated by reference herein, have been audited by Arthur Anderson LLP, independent public accountants, as indicted in their report with respect thereto.

        Effective August 31, 2002, Arthur Anderson LLP relinquished its license to practice in front of the SEC. Under these circumstances, Rule 437(a) under the Securities Act permits the registration statement to be filed without a written consent from Arthur Andersen LLP. The absence of such consent may limit your recovery on certain claims. In particular, and without limitation, you will not be able to assert claims against Arthur Andersen LLP under Section 11 of the Securities Act for any untrue statement of material fact contained in CardioTech's consolidated financial statements that appeared in its Annual Report on Form 10-KSB for the fiscal year ended March 31, 2002 or any omissions to state a material fact required to be stated therein. In addition, the ability of Arthur Andersen LLP to satisfy any claims (including claims arising from Arthur Andersen's provision of auditing and other services to CardioTech) may be limited as a practical matter due to recent events involving Arthur Andersen LLP.

        Ernst & Young LLP, independent auditors, have audited the financial statements of Gish Biomedical, Inc., at June 30, 2002, and for each of the two years in the period ended June 30, 2002, as set forth in their report (which contains an explanatory paragraph describing conditions that raise substantial doubt about Gish's ability to continue as a going concern as described in Note 1 to the financial statements), which is incorporated by reference in this prospectus and elsewhere in the registration statement. These financial statements are incorporated by reference in reliance on Ernst & Young LLP's report, given on their authority as experts in accounting and auditing.

        The audited consolidated financial statements of CardioTech International, Inc. incorporated by reference in this prospectus have been audited by BDO Seidman, LLP, independent certified public accountants, to the extent and for the periods set forth in their report incorporated herein by reference, and are incorporated herein in reliance upon such report given upon the authority of BDO Seidman, LLP as experts in auditing and accounting.

PART II: INFORMATION NOT REQUIRED IN PROSPECTUS

ITEM 20. INDEMNIFICATION OF DIRECTORS AND OFFICERS

        Indemnification Under CardioTech's Certificate of Incorporation and By-laws and Massachusetts Law. CardioTech's certificate of incorporation provides for the indemnification of directors or officers, in accordance with the by-laws, to the fullest extent permitted by the Massachusetts General Corporation Law. CardioTech's bylaws also provides that CardioTech shall indemnify and hold harmless, to the fullest extent permitted by law, any person made or threatened to be made a party to any legal action by reason of the fact that such person is or was a director, officer, employee or other corporate agent of CardioTech or any subsidiary or constituent corporation or served any other enterprise at the request of CardioTech, against expenses, judgments, fines and amounts paid in settlement actually and reasonably incurred by such person in connection with such action. Massachusetts General Corporation Law provides for the indemnification of directors and officers under certain conditions.

        CardioTech Directors and Officers Insurance. The directors and officers of CardioTech are insured under a policy of directors' and officers' liability insurance.

ITEM 21. EXHIBITS AND FINANCIAL STATEMENT SCHEDULES

        (a)   Exhibits

        The following is a list of Exhibits included as part of this Registration Statement. CardioTech agrees to furnish supplementally a copy of any omitted exhibit or schedule to the Commission upon request.

Exhibit No.	Exhibit Title
2.1	Agreement and Plan of Merger dated as of October 25, 2002 among CardioTech International, Inc. and Gish Biomedical, Inc. and Gish Acquisition Corp., incorporated by reference to the Joint Proxy Statement/Prospectus filed by CardioTech International, Inc. as part of its Registration Statement on Form S-4 filed on December 23, 2002.
2.2
Amendment No. 1 to the Agreement and Plan of Merger dated as of January 9, 2003 among CardioTech International, Inc., Gish Biomedical, Inc. and Gish Acquisition Corp., incorporated by reference to Exhibit 2.2 to Amendment No. 1 to CardioTech's Registration Statement on Form S-4, filed on January 16, 2003.
3.1
Restated Articles of Organization of CardioTech International, Inc., incorporated by reference to Exhibit 3.1 to Amendment No. 1 to CardioTech International, Inc.'s Registration Statement on Form 10-12G, filed on May 10, 1996.
3.2
Amended and Restated By-Laws of CardioTech International, Inc., incorporated by reference to Exhibit 3.2 to CardioTech International, Inc.'s Registration Statement on Form 10-12G, filed on March 20, 1996.
5.1
Opinion of Ellenoff Grossman Schole & Cyruli, LLP for CardioTech International, Inc., as to the legality of the securities being registered, incorporated by reference to Exhibit 5.1 to Amendment No. 1 to CardioTech's Registration Statement on Form S-4, filed on January 16, 2003.
8.1
Opinion of Ellenoff Grossman Schole & Cyrulli, LLPas to the United States federal income tax consequences of the Offer and the Merger, incorporated by reference to Exhibit 8.1 to Amendment No. 1 to CardioTech's Registration Statement on Form S-4, filed on January 16, 2003.

8.2
Opinion of Gibson Dunn & Crutcher LLP as to the United States federal income tax consequences of the merger, incorporated by reference to Exhibit 8.2 to Amendment No. 1 to CardioTech's Registration Statement on Form S-4, filed on January 16, 2003.
9.1	Voting Agreement, dated as of October 25, 2002, by Asset Value Fund Limited Partnership and Asset Value Management, Inc., in favor of CardioTech International, Inc.
10.2
Tax Matters Agreement between Poly Medica Industries, Inc. and CardioTech International, Inc., dated as of May 13, 1996, incorporated by reference to Amendment No. 1 to CardioTech International, Inc.'s Registration Statement on Form 10-12G, filed on May 10, 1996.
10.3
Amended and Restated License Agreement between PMI and CardioTech International, Inc., dated as of May 9, 1996, incorporated by reference to Exhibit 10.4 to Amendment No. 1 to CardioTech International, Inc.'s Registration Statement on Form 10-12G, filed on May 10, 1996.
10.4
1996 Employee, Director and Consultant Stock Option Plan, incorporated by reference to Exhibit 10.4 to CardioTech International, Inc.'s Annual Report on Form 10-K for the year ended March 31, 1998, filed on June 29, 1998.
10.5
Employment Agreement, dated as of March 26, 1998, between Michael Szycher, Ph.D., and CardioTech, incorporated by reference to Exhibit 10.5 to CardioTech International, Inc.'s Annual Report on Form 10-K for the year ended March 31, 1998, filed on June 29, 1998.
10.6
Development, Supply and License Agreement between PMI and Bard Access Systems, dated November 11, 1992, incorporated by reference to Exhibit 10.10 to CardioTech International, Inc.'s Registration Statement on Form 10-12G, filed on March 20, 1996.
10.7
Commercial Lease between CardioTech International, Inc. and Cummings Properties Management, Inc., dated June 26, 1998, incorporated by reference to Exhibit 10.11 to CardioTech International, Inc.'s Annual Report on Form 10-K for the year ended March 31, 1998, filed on June 29, 1998.
10.8	Form of Unit Purchase Agreement, incorporated by reference to Exhibit 99.1 to CardioTech International, Inc.'s Registration Statement on Form S-3 filed on February 12, 1999.
10.9
Form of Warrant to purchase shares of CardioTech International, Inc. common stock, incorporated by reference to Exhibit 99.2 to CardioTech International, Inc.'s Registration Statement on Form S-3, filed on February 12, 1999.
23.1**	Consent of Ernst & Young LLP, Independent Auditors.
23.3	Consent of Gibson, Dunn & Crutcher LLP (included in Exhibit 8.1 to this Registration Statement).
23.4	Consent of Ellenoff Grossman Schole & Cyruli, LLP (included in the opinions filed as Exhibit 5.1 and Exhibit 8.2 to this Registration Statement).
24.1
Powers of Attorney, incorporated by reference to the Joint Proxy Statement/Prospectus filed by CardioTech International, Inc. as part of its Registration Statement on Form S-4, filed on December 23, 2002.

99.1	Form of CardioTech Proxy Card, incorporated by reference to Exhibit 99.1 to Amendment No. 1 to CardioTech's Registration Statement on Form S-4, filed on January 16, 2003.
99.2	Form of Gish Proxy Card, incorporated by reference to Exhibit 99.2 to Amendment No. 1 to CardioTech's Registration Statement on Form S-4, filed on January 16, 2003.

**
Filed herewith

ITEM 22. UNDERTAKINGS.

        (a)   The undersigned registrant hereby undertakes:

          (1)   To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement

      (i)
      To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

      (ii)
      To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20 percent change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective registration statement;

      (iii)
      To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement.

          (2)   That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

          (3)   To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

          (4)   That prior to any public reoffering of the securities registered hereunder through use of a prospectus which is a part of this registration statement, by any person or party who is deemed to be an underwriter within the meaning of Rule 145(c), such reoffering prospectus will contain the information called for by the applicable registration form with respect to reofferings by persons who may be deemed underwriters, in addition to the information called for by the other items of the applicable form.

          (5)   That every prospectus (i) that is filed pursuant to paragraph (4) immediately preceding, or (ii) that purports to meet the requirements of Section 10(a)(3) of the Securities Act of 1933 and is used in connection with an offering of securities subject to Rule 415, will be filed as a part of an amendment to the registration statement and will not be used until such amendment is effective, and that, for purposes of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

          (6)   That, for purposes of determining any liability under the Securities Act of 1933, each filing of the registrant's annual report pursuant to Section 13(a) or 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan's annual report pursuant to Section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

          (7)   To respond to requests for information that is incorporated by reference into the joint proxy statement/prospectus pursuant to Item 4, 10(b), 11 or 13 of this form, within one business day of receipt of such request, and to send the incorporated documents by first class mail or other equally prompt means. This includes information contained in documents filed subsequent to the effective date of the registration statement through the date of responding to the request.

          (8)   To supply by means of a post-effective amendment all information concerning a transaction, and the company being acquired involved therein, that was not the subject of and included in the registration statement when it became effective.

        (b)   Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

SIGNATURES

        Pursuant to the requirements of the Securities Act of 1933, as amended, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Woburn, State of Massachusetts, on June 27, 2003.

CARDIOTECH INTERNATIONAL, INC.
By:	/s/ MICHAEL SZYCHER Michael Szycher, Ph.D. Chairman and Chief Executive Officer

        Pursuant to the requirements of the Securities Act of 1933, as amended, this registration statement has been signed below by the following persons on behalf of the Registrant and in the capacities and on the dates indicated:

Signature	Title	Date

/s/ MICHAEL SZYCHER Michael Szycher	Chairman, Chief Executive Officer and Director (Principal Executive Officer)	June 27, 2003
* David Volpe	Chief Financial Officer	June 27, 2003
* Michael Adams	Director	June 27, 2003
* Anthony J. Armini	Director	June 27, 2003
* Michael Barretti	Director	June 27, 2003
*By:	/s/ MICHAEL SZYCHER Michael Szycher Attorney-in-fact	June 27, 2003

EXHIBIT INDEX

Exhibit No.	Exhibit Title
2.1	Agreement and Plan of Merger dated as of October 25, 2002 among CardioTech International, Inc. and Gish Biomedical, Inc. and Gish Acquisition Corp., incorporated by reference to the Joint Proxy Statement/Prospectus filed by CardioTech International, Inc. as part of its Registration Statement on Form S-4 filed on December 23, 2002.
2.2
Amendment No. 1 to the Agreement and Plan of Merger dated as of January 9, 2003 among CardioTech International, Inc., Gish Biomedical, Inc. and Gish Acquisition Corp., incorporated by reference to Exhibit 2.2 to Amendment No. 1 to CardioTech's Registration Statement on Form S-4, filed on January 16, 2003.
3.1
Restated Articles of Organization of CardioTech International, Inc., incorporated by reference to Exhibit 3.1 to Amendment No. 1 to CardioTech International, Inc.'s Registration Statement on Form 10-12G, filed on May 10, 1996.
3.2
Amended and Restated By-Laws of CardioTech International, Inc., incorporated by reference to Exhibit 3.2 to CardioTech International, Inc.'s Registration Statement on Form 10-12G, filed on March 20, 1996.
5.1
Opinion of Ellenoff Grossman Schole & Cyruli, LLP for CardioTech International, Inc., as to the legality of the securities being registered, incorporated by reference to Exhibit 5.1 to Amendment No. 1 to CardioTech's Registration Statement on Form S-4, filed on January 16, 2003.
8.1
Opinion of Ellenoff Grossman Schole & Cyrulli, LLPas to the United States federal income tax consequences of the Offer and the Merger, incorporated by reference to Exhibit 8.1 to Amendment No. 1 to CardioTech's Registration Statement on Form S-4, filed on January 16, 2003.
8.2
Opinion of Gibson Dunn & Crutcher LLP as to the United States federal income tax consequences of the merger, incorporated by reference to Exhibit 8.2 to Amendment No. 1 to CardioTech's Registration Statement on Form S-4, filed on January 16, 2003.
9.1	Voting Agreement, dated as of October 25, 2002, by Asset Value Fund Limited Partnership and Asset Value Management, Inc., in favor of CardioTech International, Inc.
10.2
Tax Matters Agreement between Poly Medica Industries, Inc. and CardioTech International, Inc., dated as of May 13, 1996, incorporated by reference to Amendment No. 1 to CardioTech International, Inc.'s Registration Statement on Form 10-12G, filed on May 10, 1996.
10.3
Amended and Restated License Agreement between PMI and CardioTech International, Inc., dated as of May 9, 1996, incorporated by reference to Exhibit 10.4 to Amendment No. 1 to CardioTech International, Inc.'s Registration Statement on Form 10-12G, filed on May 10, 1996.
10.4
1996 Employee, Director and Consultant Stock Option Plan, incorporated by reference to Exhibit 10.4 to CardioTech International, Inc.'s Annual Report on Form 10-K for the year ended March 31, 1998, filed on June 29, 1998.
10.5
Employment Agreement, dated as of March 26, 1998, between Michael Szycher, Ph.D., and CardioTech, incorporated by reference to Exhibit 10.5 to CardioTech International, Inc.'s Annual Report on Form 10-K for the year ended March 31, 1998, filed on June 29, 1998.
10.6
Development, Supply and License Agreement between PMI and Bard Access Systems, dated November 11, 1992, incorporated by reference to Exhibit 10.10 to CardioTech International, Inc.'s Registration Statement on Form 10-12G, filed on March 20, 1996.

10.7
Commercial Lease between CardioTech International, Inc. and Cummings Properties Management, Inc., dated June 26, 1998, incorporated by reference to Exhibit 10.11 to CardioTech International, Inc.'s Annual Report on Form 10-K for the year ended March 31, 1998, filed on June 29, 1998.
10.8	Form of Unit Purchase Agreement, incorporated by reference to Exhibit 99.1 to CardioTech International, Inc.'s Registration Statement on Form S-3 filed on February 12, 1999.
10.9
Form of Warrant to purchase shares of CardioTech International, Inc. common stock, incorporated by reference to Exhibit 99.2 to CardioTech International, Inc.'s Registration Statement on Form S-3, filed on February 12, 1999.
23.1**	Consent of Ernst & Young LLP, Independent Auditors.
23.3	Consent of Gibson, Dunn & Crutcher LLP (included in Exhibit 8.1 to this Registration Statement).
23.4	Consent of Ellenoff Grossman Schole & Cyruli, LLP (included in the opinions filed as Exhibit 5.1 and Exhibit 8.2 to this Registration Statement).
24.1
Powers of Attorney, incorporated by reference to the Joint Proxy Statement/Prospectus filed by CardioTech International, Inc. as part of its Registration Statement on Form S-4, filed on December 23, 2002.
99.1	Form of CardioTech Proxy Card, incorporated by reference to Exhibit 99.1 to Amendment No. 1 to CardioTech's Registration Statement on Form S-4, filed on January 16, 2003.
99.2	Form of Gish Proxy Card, incorporated by reference to Exhibit 99.2 to Amendment No. 1 to CardioTech's Registration Statement on Form S-4, filed on January 16, 2003.

**
Filed herewith

QuickLinks

  Registration No. 333-102115
1,900,513 SHARES
CARDIOTECH INTERNATIONAL, INC.
COMMON STOCK, $0.01 PAR VALUE
TABLE OF CONTENTS
ABOUT THIS PROSPECTUS
WHERE YOU CAN FIND MORE INFORMATION
SPECIAL NOTE REGARDING FORWARD-LOOKING INFORMATION
THE COMPANY
CARDIOTECH'S BUSINESS
GISH'S BUSINESS
RISK FACTORS
RISKS RELATED TO OUR RECENT ACQUISITION OF GISH BIOMEDICAL , INC.
RISKS RELATED TO CARDIOTECH'S BUSINESS
RISKS RELATED TO CARDIOTECH'S GISH SUBSIDIARY'S BUSINESS
USE OF PROCEEDS
DESCRIPTION OF CARDIOTECH CAPITAL STOCK
TRANSFER AGENT AND REGISTRAR
LEGAL MATTERS
EXPERTS
PART II: INFORMATION NOT REQUIRED IN PROSPECTUS
  ITEM 20. INDEMNIFICATION OF DIRECTORS AND OFFICERS
  ITEM 21. EXHIBITS AND FINANCIAL STATEMENT SCHEDULES
  ITEM 22. UNDERTAKINGS.
SIGNATURES
EXHIBIT INDEX